UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Favrille, Inc.
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FAVRILLE, INC.

10445 Pacific Center Court

 San Diego, CA 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 25, 2008

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Favrille, Inc., a Delaware corporation (the “Company”). The meeting will be held on Wednesday, June 25, 2008 at 3:30 p.m. local time at the Company’s offices located at 10445 Pacific Center Court, San Diego, California 92121, for the following purposes:

1               To elect four directors to hold office until the 2011 Annual Meeting of Stockholders.

2.             To approve the amendment of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock by 75,000,000 shares, from 75,000,000 shares to 150,000,000 shares.

3.             To approve the amendment of our 2005 Employee Stock Purchase Plan (the “Purchase Plan”) to increase the number of shares of the Company’s common stock authorized for issuance by 1,000,000 shares, from 450,000 shares to 1,450,000 shares, subject to adjustment as provided in the Purchase Plan.

4.             To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2008.

5.             To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 28, 2008. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

John P. Longenecker, Ph.D.
Chief Executive Officer and President

San Diego, California

May 16, 2008

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

FAVRILLE, INC.

10445 Pacific Center Court

 San Diego, CA 92121

PROXY STATEMENT

FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

June 25, 2008

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this Proxy Statement and the enclosed proxy card because the Board of Directors of Favrille, Inc. (sometimes referred to as the “Company” or “Favrille”) is soliciting your proxy to vote at the 2008 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

The Company intends to mail this Proxy Statement and accompanying proxy card on or about May 16, 2008 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 28, 2008 will be entitled to vote at the annual meeting. On this record date, there were [              ] shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 28, 2008 your shares were registered directly in your name with Favrille’s transfer agent, BNY Mellon Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 28, 2008 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

•       Election of four directors to hold office until the 2011 Annual Meeting of Stockholders;

•       Approval of the amendment of our Amended and Restated Certificate of Incorporation (the “Certificate”) to increase the number of authorized shares of the Company’s common stock by 75,000,000 shares, from 75,000,000 shares to 150,000,000 shares;

•       Approval of the amendment of our 2005 Employee Stock Purchase Plan (the “Purchase Plan”) to increase the number of shares of the Company’s common stock authorized for issuance by 1,000,000 shares, from 450,000 shares to 1,450,000 shares, subject to adjustment as provided in the Purchase Plan; and

•       Ratification of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2008.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•       To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•       To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Favrille. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 28, 2008.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all four nominees for director; “For” the 75,000,000 share increase in the number of shares of common stock authorized for issuance under the Certificate; “For” the 1,000,000 share increase in the number of shares of common stock authorized for issuance under, and the amendment to the, the Purchase Plan; and “For” the ratification of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2008. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•       You may submit another properly completed proxy card with a later date.

•       You may send a timely written notice that you are revoking your proxy to Favrille’s Secretary at 10445 Pacific Center Court, San Diego, California 92121.

•       You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 16, 2009, to Favrille’s Secretary at 10445 Pacific Center Court, San Diego, California 92121. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so no later than the close of business on March 20, 2009 nor earlier than the close of business on February 19, 2009. Please review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. With respect to proposals other than the election of directors, abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange (“NYSE”), “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of stockholders, such as mergers or shareholder proposals.

How many votes are needed to approve each proposal?

•       For the election of directors, the four nominees receiving the most “For” votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•       To be approved, Proposal No. 2, the 75,000,000 share increase in the number of shares of common stock authorized for issuance under the Certificate, must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•       To be approved, Proposal No. 3, the 1,000,000 share increase in the number of shares of common stock authorized for issuance under, and the amendment to the, the Purchase Plan, must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote.  Broker non-votes will have no effect.

•       To be approved, Proposal No. 4, the ratification of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2008, must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy. On the record date, there were [          ] shares outstanding and entitled to vote. Thus, the holders of [            ] shares must be present in person or represented by proxy at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results are expected to be announced at the annual meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2008.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes, each of which has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified, or, if sooner, until the director’s death, resignation or removal.

The Board of Directors presently has nine members. There are four directors in Class III, the class whose term of office expires in 2008. Each of the nominees listed below is currently a director of the Company. None of the nominees was elected by our stockholders, as they were appointed by our Board of Directors prior to our initial public offering to fill a vacancy then existing on the Board. The original nominations of the nominees were recommended prior to our initial public offering. If elected at the annual meeting, each of these nominees would serve until the 2011 annual meeting and until his successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to encourage directors and nominees for director to attend the Annual Meeting. Seven of the nine current directors attended the 2007 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The four nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by the Company. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2011 ANNUAL MEETING

Antonio J. Grillo-Lopez, M.D., age 68, has served as a member of our Board of Directors since January 2001. He was Chief Medical Officer and Senior Vice President of Medical and Regulatory Affairs at IDEC Pharmaceuticals Corporation (now Biogen Idec) from 1992 to January 2001. Prior to 1992, Dr. Grillo-Lopez served as Executive Medical Director for International Clinical Research Development at DuPont Merck Pharmaceutical Co. and as Vice President of Clinical Therapeutics and Director of Clinical Oncology Research at Parke-Davis (now Pfizer). From 1980 to 1990, he was at the University of Michigan, most recently as an Associate Professor of Medicine. Dr. Grillo-Lopez currently serves on the board of directors of Onyx Pharmaceuticals, Inc., a biopharmaceutical company, and Ambit Biosciences, a privately held biopharmaceutical company. He received a bachelor’s degree in Natural Sciences from the University of Puerto Rico, College of Natural Sciences, and an M.D. from the University of Puerto Rico School of Medicine.

John P. Longenecker, Ph.D., age 60, has served as a member of our Board of Directors and as our President and Chief Executive Officer since February 2002. From March 1999 to February 2002, he served as President of SkyePharma, Inc. and was a member of the Executive Committee of SkyePharma PLC. In 1992, Dr. Longenecker joined DepoTech Corporation as its Senior Vice President of Research, Development and Operations and then served as its President and Chief Operating Officer from February 1998 to March 1999. From 1982 to 1992, he was at Scios, Inc. (now a Johnson & Johnson subsidiary), and served as its Vice President and Director of Development from 1986 to 1992. Dr. Longenecker received a bachelor’s degree in Chemistry from Purdue University and a Ph.D. in Biochemistry from The Australian National University in Canberra, Australia.

Fred Middleton, age 58, has served as a member of our Board of Directors since May 2002. Since 1987, he has been a General Partner/Managing Director of Sanderling Ventures, a firm specializing in biomedical venture capital, and an affiliate of certain holders of our capital stock. From 1984 through 1986, he was Managing General Partner of Morgan Stanley Ventures, an affiliate of Morgan Stanley & Co. He joined Genentech, Inc. in 1978 and was part of a management team in the company’s early formative period, assisting in developing its strategy and holding a variety of roles, including Vice Presidencies of Finance, Administration and Corporate Development, and Chief Financial Officer. Mr. Middleton also served as President of Genentech Development Corporation. He currently serves as Chairman of the Board of Stereotaxis, Inc., a biotechnology company, as a director of CardioNet, Inc., a biotechnology company, and also as a director of several privately held companies.  Mr. Middleton received a bachelor’s degree in Chemistry from the Massachusetts Institute of Technology and an M.B.A. with distinction from Harvard Business School.

Wayne I. Roe, age 58, has served as a member of our Board of Directors since February 2001. He was the founding Chief Executive Officer and Chairman of Covance Health Economics and Outcomes Services, Inc. from 1988 to 1999 and previously served as Vice President for Economic and Health Policy for the Health Industry Manufacturers Association. He currently sits on the boards of directors of ISTA Pharmaceuticals, Inc., a specialty pharmaceutical company, and a number of privately-held companies. Mr. Roe also serves on the executive committee of the Maryland Angels Fund. Mr. Roe received a bachelor’s degree in Economics from Union College and an M.A. in Economics from the University of Maryland.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2009 ANNUAL MEETING

Ivor Royston, M.D., age 63, has served as a member of our Board of Directors since January 2000, and served as our acting Chief Executive Officer from January 2000 to August 2001. He is a co-founder of Forward Ventures, a venture fund affiliated with certain holders of our capital stock. From 1990 to 2000, Dr. Royston served as the founding President and Chief Executive Officer of the non-profit Sidney Kimmel Cancer Center. He remains a member of the Board of Trustees of that organization. In 1986, Dr. Royston co-founded IDEC Pharmaceuticals Corporation (now Biogen Idec), and in 1978 he founded Hybritech, Inc. From 1978 to 1990, Dr. Royston served on the faculty of the medical school and cancer center at the University of California, San Diego. Dr. Royston also serves on the board of directors of Avalon Pharmaceuticals, Inc., a biopharmaceutical company. Dr. Royston received a bachelor’s degree in Human Biology and an M.D. from The Johns Hopkins University and completed post-doctoral training in internal medicine and medical oncology at Stanford University.

David Molowa, Ph.D., age 48, was appointed to our Board of Directors in July 2006. From July 2007 to May 2008, Dr. Molowa was a General Partner of MPM BioEquities, the public fund group of MPM Capital. Prior to joining MPM BioEquities, he was a partner of Venrock Associates from September 2006. Previously, Dr. Molowa was Managing Director of life science equity research at UBS Securities from 2004 to 2006 and Managing Director of life science equity research at JP Morgan from 2000 to 2004. From 1991 to 2000, Dr. Molowa was Senior Managing Director of biotechnology equity research at Bear Stearns & Co. Previous to his career in the financial industry, Dr. Molowa was a senior research biochemist for Merck & Co. He received a bachelor’s degree in Biology from the University of Richmond, Ph.D. in Pharmacology/Toxicology from the Medical College of Virginia and an M.B.A. from Rutgers University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2010 ANNUAL MEETING

Michael L. Eagle, age 60, has served as a member of our Board of Directors since September 2003 and as Chairman since September 2006. He was Vice President-Manufacturing for Eli Lilly and Company from 1993 to April 2001. Mr. Eagle is a founding member of Barnard Life Sciences and currently serves on the boards of directors of Siegel-Robert Corporation, a privately held industrial manufacturing company, Somaxon Pharmaceuticals, Inc., a specialty pharmaceutical company, XTENT Inc., a medical device company, and Micrus Endovascular, a medical device company. Mr. Eagle received a bachelor’s degree in Engineering from Kettering University and an M.B.A. from the Krannert School of Management at Purdue University.

Cam L. Garner, age 60, has served as a member of our Board of Directors since December 2000, served as Chairman of our Board of Directors from May 2001 through September 2006, and served as our acting Chief Executive Officer from August 2001 to February 2002.  Mr. Garner has co-founded specialty pharmaceutical companies, including Verus Pharmaceuticals, Inc., Cadence Pharmaceuticals, Inc., Somaxon Pharmaceuticals, Inc., Zogenix, Inc., Evoke Pharma, Elevation Pharmaceuticals, Inc., Meritage Pharma, Inc., DJ Pharma (sold to Biovail in 2000) and Xcel Pharmaceuticals, Inc. (acquired by Valeant Pharmaceuticals International in March 2003).  He serves as Chairman of Verus, Cadence, Zogenix, Evoke, Elevation and Meritage.  He was Chief Executive Officer of Dura Pharmaceuticals, Inc. from 1989 to 1995 and its Chairman and Chief Executive Officer from 1995 to 2000 until it was sold to Elan in November 2000.  Mr. Garner serves on the board of directors of Somaxon Pharmaceuticals, Inc., a specialty pharmaceutical company, SkinMedica, Inc., a dermatology focused pharmaceutical company, and Aegis Therapeutics, a privately held specialty pharmaceutical company.  Mr. Garner also served on the board of directors of Pharmion Corporation until recently when it was acquired by Celgene Corporation.  Mr. Garner earned his M.B.A. from Baldwin-Wallace College and his B.A. in Biology from Virginia Wesleyan College.

Peter Barton Hutt, age 73, has served as a member of our Board of Directors since November 2003.

Mr. Hutt has been a partner or senior counsel specializing in food and drug law in the Washington, D.C. law firm of Covington & Burling since 1968, except when he served as Chief Counsel for the FDA from 1971 to 1975. He is the co-author of a casebook used to teach food and drug law throughout the country and teaches a full course on this subject each year at Harvard Law School. Mr. Hutt currently serves on the board of directors of CV Therapeutics, Inc., a biopharmaceutical company, ISTA Pharmaceuticals, Inc., a specialty pharmaceutical company, Momenta Pharmaceuticals, Inc., a biotechnology company, Xoma, a biotechnology company, Introgen Therapeutics, Inc., a biopharmaceutical company, and privately-held biopharmaceutical companies and on venture capital advisory boards, including Polaris Venture Partners and the Sprout Group. Mr. Hutt received a bachelor’s degree in Economics and Political Science from Yale University, an LL.B. from Harvard Law School and an L.L.M. in Food and Drug Law from New York University Law School.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under The Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following eight directors are independent directors within the meaning of the applicable Nasdaq listing standards: Michael L. Eagle, Peter Barton Hutt, Cam Garner, Antonio J. Grillo-Lopez, M.D., Fred Middleton, Wayne I. Roe, Ivor Royston, M.D. and David T. Molowa, Ph.D. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. Dr. Longenecker, the Company’s President and Chief Executive Officer, is not an independent director by virtue of his employment with the Company.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met seven times during the last fiscal year. All directors except Cam L. Garner and Antonio J. Grillo-Lopez, M.D. attended at least 75% of the aggregate of the meetings of the Board, and of the committees on which they served, held during the period for which they were directors or committee members, respectively. Dr. Grillo-Lopez attended five of the seven board meetings (71%) and Mr. Garner attended three of the seven board meetings (43%).

As required under applicable Nasdaq listing standards, in fiscal 2007, the Company’s independent directors met four times in regularly scheduled executive sessions at which only independent directors were present.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2007 for each of the Board committees:

Name	Audit	Compensation	Nominating and Governance
Mr. Michael L. Eagle		X*
Mr. Cam L. Garner
Mr. Peter Barton Hutt			X*
Dr. Antonio J. Grillo-Lopez(1)			X
Mr. Fred Middleton	X*
Dr. Arda Minocherhomjee(1)(2)(3)	X		X
Dr. David T. Molowa(1)	X		X
Mr. Wayne I. Roe(1)(3)	X	X	X
Dr. Ivor Royston		X

Total meetings in fiscal 2007	4	3	1

*                                              Committee Chairman

(1)             Dr. Minocherhomjee and Mr. Roe served as members of the Nominating and Corporate Governance Committee until June 2007, at which time Drs. Grillo-Lopez and Molowa were appointed as members of the Nominating and Corporate Governance Committee.

(2)             Dr. Minocherhomjee resigned from the Board of Directors on June 21, 2007.

(3)             Dr. Minocherhomjee served as a member of the Audit Committee until June 2007, at which time Mr. Roe was appointed as a member of the Audit Committee.

Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”) to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; review and approves or rejects transactions between the company and any related persons; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the company’s annual audited financial statements and quarterly financial statements with management and the independent auditors, including reviewing the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee is composed of three directors.  Until June 21, 2007, the members of the Audit Committee were Mr. Middleton and Drs. Minocherhomjee and Molowa.  On June 21, 2007, Mr. Roe was appointed to the Audit Committee, replacing Dr. Minocherhomjee. The Audit Committee has adopted a written charter that is available to stockholders on the Company’s website at www.favrille.com.

The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards).  The Board of Directors has also determined that Mr. Middleton qualifies as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission (“SEC”) rules.  The Board made a qualitative assessment of Mr. Middleton’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2007 with management of the Company. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards , Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T and has discussed with the independent accountants the independent accountant’s independence. Based on the foregoing, the Audit

Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Mr. Fred Middleton

Mr. Wayne I. Roe

Dr. David T. Molowa

Compensation Committee

The Compensation Committee is composed of three directors. The members of the Compensation Committee are Messrs. Eagle and Roe and Dr. Royston. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards. The Compensation Committee met three times during the fiscal year. The Compensation Committee has adopted a written charter that is available to stockholders on the Company’s website at www.favrille.com.

The Compensation Committee of the Board of Directors acts on behalf of the Board to review, adopt and oversee the Company’s compensation strategy, policies, plans and programs including:

•                     establishment of corporate and individual performance objectives relevant to the compensation of the Company’s executive officers and evaluation of performance in light of these stated objectives;

•                     review and recommendation to the Board for approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the Company’s Chief Executive Officer and directors;

•                     review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements of the Company’s other executive officers;

•                     administration of the Company’s equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs; and

•                     review and discussion with management of the Company’s Compensation Discussion and Analysis (“CD&A”) for use in proxy statements and other filings with the SEC.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least two times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Financial Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

Our Compensation Committee has taken the following steps to ensure that our executive compensation and benefit program is consistent with both our compensation philosophy and our corporate governance guidelines:

•            engaged and directed, on a biannual basis, Setren, Smallberg & Associates, as our independent executive compensation consultant, to assess the competitiveness of our overall executive compensation program;

•            utilized nationally recognized surveys, such as the Radford Biotechnology Executive Compensation Report (“Radford”) to appropriately “age”, or increase, data presented by Setren, Smallberg & Associates in the prior year;

•            with the assistance of Setren, Smallberg & Associates, developed appropriate executive compensation structures based on targeting a competitive level of pay as measured against our peer group (see discussion under “Competitive Market Review”);

•            maintained a practice of reviewing the performance and determining, subject to Board approval, the total compensation earned by, or paid or awarded to, our Chief Executive Officer independent of input from him; and

•            reviewed on an annual basis the performance of our other named executive officers and other key employees with assistance from our Chief Executive Officer, and determined what it believes to be appropriate total compensation based on competitive levels as measured against our peer group (see discussion under “Competitive Market Review”).

As part of its engagement in 2006, Setren, Smallberg & Associates was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. At the request of the Compensation Committee, Setren, Smallberg & Associates also conducted individual interviews with the Chairman of the Compensation Committee and Chief Financial Officer to learn more about the Company’s business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which the Company competes.  Setren, Smallberg & Associates ultimately developed recommendations that were presented to the Compensation Committee for its consideration. The analysis was prepared based on 2005 compensation data for the comparative group of companies. Setren, Smallberg & Associates recommended that the Company’s Chief Financial Officer “age” the cash compensation data (increase all data presented by 4%) for the Compensation Committee’s use in determining cash compensation increases for each executive during 2006 and then again during 2007. The Compensation Committee recommended that the Board of Directors approve the recommendations of Setren, Smallberg & Associates which had been “aged”. These recommendations are discussed in the Compensation Discussion and Analysis section of this Proxy Statement.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees, as appropriate. In 2005, the Compensation Committee formed a Non-Officer Stock Option Subcommittee, currently composed of Dr. Longenecker, to which it delegated authority to grant, without any further action required by the Compensation Committee, stock options to employees who are not officers of the Company. The purpose of this delegation of authority is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to non-executive employees, particularly new employees, within specified limits approved by the Compensation Committee. In particular, the Compensation Committee approved a range of option grants for each non-executive position in the Company. The subcommittee may grant options within the approved ranges. If the subcommittee finds it necessary to go outside of the approved ranges, the subcommittee must receive approval from the Compensation Committee prior to granting the option. To date, the subcommittee has not made any grants outside of the approved ranges. Typically, as part of its oversight function, the Board of Directors will review the list of grants made by the subcommittee at each of its regularly scheduled board meetings, approximately four to five times per year. In November 2006, the Compensation Committee approved a policy to make promotion and new hire grants on the first day of each month (for each new hire or promotion which occurred from the second day of the preceding month through the first day of the new month). During 2007, the subcommittee exercised its authority to grant options to purchase an aggregate of 89,163 shares to non-officer employees.

Historically, the Compensation Committee has made most significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee with input from the Board of Directors, which determines, subject to approval of the Board of Directors, any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as analysis of corporate objective achievement, self assessments, financial reports and projections, operational data, accounting information, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

The specific determinations of the Compensation Committee with respect to executive compensation for fiscal 2007 are described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. The members of the Compensation Committee are Messrs. Eagle and Roe and Dr. Royston.  Our Compensation Committee is chaired by Mr. Eagle. None of these members was, during the fiscal year, an officer or employee of the Company. Dr. Royston served as our acting Chief Executive Officer from January 2000 to August 2001.

Compensation Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee has reviewed and discussed with management the CD&A contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the “Annual Report”) and also included in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in the Annual Report.

Mr. Michael L. Eagle

Mr. Wayne I. Roe

Dr. Ivor Royston

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board of Directors, making annual recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, overseeing all aspects of the Company’s corporate governance functions for the Board and making recommendations to the Board regarding corporate governance issues. The Nominating and Corporate Governance Committee is composed of three directors. Until June 21, 2007, the members of the Nominating and Corporate Governance Committee were Messrs. Hutt and Roe and Dr. Minocherhomjee.  On June 21, 2007, Drs. Grillo-Lopez and Molowa were appointed as members of the Nominating and Corporate Governance Committee, replacing Dr. Minocherhomjee and Mr. Roe. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met once during the fiscal year. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on the Company’s website at www.favrille.com.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee discusses and considers the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. In fiscal 2007, the Nominating and Corporate Governance Committee did not pay any fees for assistance in the process of identifying or evaluating director candidates.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 10445 Pacific Center Court, San Diego, CA 92121. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Company’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. This information is available on the Company’s website at www.favrille.com.

CODE OF ETHICS

The Company has adopted the Favrille Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.favrille.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

PROPOSAL 2

APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our Board of Directors has determined that it is in the Company’s best interests and in the best interests of our stockholders to amend our current Amended and Restated Certificate of Incorporation (the “Certificate”) to increase the total number of authorized shares of the Company’s common stock, $0.001 par value, by 75 million shares, from 75 million shares to 150 million shares with a corresponding increase in the total authorized capital stock from 80 million shares to 155 million shares.

At April 23, 2008, there were 41,299,598 shares of our common stock outstanding.  In addition, as of the same date, our Board of Directors had reserved 6,535,305 shares for issuance upon exercise of outstanding options and rights granted under the Company’s stock option and stock purchase plans, 974,584 shares for future grant under the Company’s stock option and stock purchase plans, up to approximately 7,831,697 shares of common stock that may be issued upon exercise of currently outstanding warrants and up to approximately 4,673,230 shares for that may be issued in accordance with our Committed Equity Financing Facility with Kingsbridge Capital. Accordingly, at April 23, 2008, only 13,685,586 shares of common stock remained unreserved and available for future issuance.  As a result, at a meeting held on March 11, 2008, our Board of Directors unanimously approved the proposed amendment in the form attached hereto as Appendix A.  At that time, our Board of Directors declared the proposed amendment to be advisable and in the best interests of the Company and our stockholders and is accordingly submitting the proposed amendment for approval by the stockholders.

The additional common stock that would become available for issuance if the stockholders approve this proposal would have rights identical to our currently outstanding common stock. The holders of our common stock are not entitled to preemptive rights with respect to the issuance of additional common stock or securities convertible into or exercisable for common stock. Adoption of the proposed amendment, and issuance of the additional common stock would not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock.  If the proposed amendment is adopted, it will become effective upon the acceptance for filing of a Certificate of Amendment of our Amended and Restated Certificate of Incorporation by the Secretary of State of the State of Delaware.

We expect that we may use some of the additional common stock to be authorized as a result of the proposed amendment to issue additional shares in order to raise funds to meet our working capital needs, although no firm plans have been made in that regard and the timing and amount of such issuances, if any, have not been determined. Although, as of the date of this Proxy Statement, our Board of Directors has no other plans to issue the additional shares of common stock, it desires to have the shares available to provide additional flexibility to use our common stock in the future for business and financial purposes that our Board of Directors deems to be in the Company’s best interests on a timely basis without the expense and delay of a stockholders’ meeting. The additional shares may be used for any proper corporate purposes without further stockholder approval. These purposes may include raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, expanding our business through acquisitions and other investment opportunities and other purposes. If the stockholders do not approve this proposal to increase the number of authorized shares, our ability to arrange the financing necessary to continue our operations as planned would be significantly limited. Stockholders should recognize that the issuance of additional shares of common stock might dilute the ownership and voting rights of stockholders and, depending upon the price at which the shares are issued, could be dilutive to existing stockholders and have a negative effect on the trading price of our common stock.

The additional shares of common stock that would become available for issuance if the proposal is adopted could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or management. For example, without further stockholder approval, our Board of Directors could adopt a “poison pill” that would, under certain circumstances related to an acquisition of shares not approved by our Board of Directors, give certain holders the right to acquire additional shares of common stock at a low price, or our Board of Directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor our current Board of Directors.  Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and our Board of Directors does not intend or view the proposed increase in authorized shares as an anti-takeover measure, nevertheless, stockholders should be aware that approval of this proposal could facilitate future efforts by us to deter or prevent changes in control, including transactions in which our stockholders might otherwise receive a premium for their shares over then-current market prices.

Stockholders are requested in this Proposal 2 to approve this proposed amendment to the Company’s Certificate.  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the proposal.  Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.  Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

APPROVAL OF AMENDMENT TO 2005 EMPLOYEE STOCK PURCHASE PLAN

In December 2004, our Board of Directors adopted, and our stockholders subsequently approved, the Company’s 2005 Employee Stock Purchase Plan (the “Purchase Plan”). As a result of the automatic increases to the share reserve under the Purchase Plan in 2006, 2007 and 2008 under the “evergreen” feature of such plan, as of March 31, 2008, there were 450,000 shares of common stock authorized for issuance under the Purchase Plan.

In March 2008, the Board amended the Purchase Plan, subject to stockholder approval, to increase the number of shares of the Company’s common stock authorized for issuance by 1,000,000 shares, from 450,000 shares to 1,450,000 shares, subject to adjustment as provided in the Purchase Plan.  Of the current 450,000 shares of common stock authorized for issuance under the Purchase Plan, 449,961 shares have previously been purchased and 39 shares remain available for purchase in the current and future offering periods.

The Board adopted this amendment to ensure that a sufficient reserve of common stock is available for purchase under the Purchase Plan in order to allow us to provide eligible employees of the Company with the opportunity to acquire common stock in the Company by participating in a payroll-deduction based employee stock purchase program designed to operate in compliance with Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).  This amendment to the Purchase Plan is intended to promote stock ownership among employees which should lead to increased identification with stockholders’ interests.  It also serves an important compensation function.

Stockholders are requested in this Proposal 3 to approve this proposed amendment to the Purchase Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

A summary of the principal features of the Purchase Plan, as amended, is provided below, but is qualified in its entirety by reference to the full text of the Purchase Plan, as amended, in the form attached hereto as Appendix B.

Purpose

The Board adopted the Purchase Plan to provide means by which employees of the Company (and its parent or subsidiary corporations) may be given an opportunity to purchase shares of the common stock of the Company, to secure and retain the services of current and new employees and to provide incentives for such persons to exert maximum efforts for the success of the Company (and its parent or subsidiary corporations).

The rights to purchase common stock granted under the Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

Administration

The Board administers the Purchase Plan.  Subject to the provisions of the Purchase Plan, the Board has the power to determine when and how rights to purchase common stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

The Board has the power to delegate administration of the Purchase Plan to a committee composed of not fewer than one member of the Board. The Board has delegated administration of the Purchase Plan to the Compensation Committee of the Board.  As used herein with respect to the Purchase Plan, the “Board” refers to the Compensation Committee as well as to the Board itself.

Shares of Common Stock Subject to the Purchase Plan

Subject to approval of this proposal by the Company’s stockholders, an aggregate of 1,450,000 shares of the Company’s common stock is reserved for issuance under the Purchase Plan. In addition, on the first day of each Company fiscal year, beginning in 2009 and ending in (and including) 2014 with the termination of the Purchase Plan, the share reserve under the Purchase Plan will automatically be increased by an amount equal to the least of the following amounts: (i) 2% of the Company’s outstanding shares of common stock on the day preceding the first day of such fiscal year (rounded to the nearest whole share); (ii) 50,000 shares of common stock; or (iii) an amount determined by the Board.

Offerings

The Purchase Plan operates by a series of consecutive offering periods of approximately 24 months duration. Each offering period consists of four six-month purchase periods commencing on each March 16 and September 16 and ending on March 15 and September 15, respectively. Employees who join the Company during an ongoing offering period, or who are otherwise not yet participating in the Plan, will be given the opportunity to enroll in the Plan twice a year, on each March 16 and September 16.

Eligibility

Employees (including officers) who are customarily employed for at least 20 hours per week and/or more than five months per calendar year with the Company are eligible to participate in the Purchase Plan, subject to certain limitations imposed by the Code and certain other limitations set forth in the Purchase Plan or by the Board. No employee shall be eligible for the grant of any rights under the Purchase Plan if, immediately after any such rights are granted, such employee owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.  In addition, no employee may purchase more than $25,000 worth of common stock (determined at the fair market value of the shares at the time such rights are granted) in any calendar year.

In March 2008, the Board restricted officers of the Company from participating in the current Offering which commenced on March 17, 2008.  Since inception of the Plan, no officer of the Company has participated in the Plan. Members of the Board who are not employees and other non-employees such as consultants are not eligible to participate.  Currently, approximately 140 of the approximately 148 employees of the Company are eligible to participate in the Purchase Plan.

Participation in the Purchase Plan

Eligible employees are permitted to have up to 15% of their compensation accumulated and applied toward purchases of shares under the Purchase Plan during an offering period.  The Board may change this maximum participation rate at any time before the beginning of an offering period. The compensation that can be accumulated and applied toward purchase of shares under the Purchase Plan generally includes, salary, commissions, bonuses and other compensation paid by the Company, but excludes referral and hiring bonuses, income received in connection with stock options and other equity based awards and reimbursements.

Purchase Price

The price at which purchases are made under the Purchase Plan equal 85% of the lesser of the fair market value of the common stock as of the first day of the offering period (i.e. , the offering date) or the fair market value on the last day of the applicable purchase period occurring within the offering period (i.e., the purchase date). For example, if an employee who enrolled in the offering period beginning on September 16, 2008 continues in the Plan through the end of that period, he or she will make a final purchase of stock on September 15, 2010 at 85% of the lesser of the fair market value of the stock, as defined by the Plan, on September 16, 2008 or the fair market value on September 15, 2010 (having made three earlier purchases on March 16, 2009, September 15, 2009 and March 15, 2010 at the applicable purchase prices for each of those dates).

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by a participant’s payroll deductions over the preceding six months. A participant may reduce or terminate his or her payroll deductions as the Board provides in an offering.  All payroll deductions made for a participant may deposited with the general funds of the Company.

Purchase of Stock

By executing an agreement to participate in the Purchase Plan, an employee is entitled to purchase shares under the Purchase Plan. In connection with offerings made under the Purchase Plan, the Board may specify a maximum number of shares of common stock that may be purchased by any participant on any purchase date during an offering.  If the aggregate number of shares to be purchased upon exercise of rights granted in an offering would exceed the maximum aggregate number of shares of common stock available, the Board may make a pro rata allocation of the shares remaining available for stock purchase in a uniform and equitable manner.

Withdrawal

A participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan.  Such withdrawal may be elected at any time prior to the end of an offering, except as otherwise provided in such offering.

Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of common stock on the participant’s behalf during such offering.  However, a participant’s withdrawal from an offering will not have any effect upon such participant’s eligibility to participate in subsequent offerings under the Purchase Plan.

Termination

Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of a participant’s employment or lack of eligibility for any reason, and the Company will distribute to such participant all of his or her accumulated payroll deductions, without interest.

Restrictions on Transfer.

Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

Adjustment Provisions

Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, reincorporation, stock dividend, or stock split, may change the type(s)s, class(es) and number of shares of common stock of the Company subject to the Purchase Plan and to outstanding rights.  In that event, the Purchase Plan will be appropriately adjusted in the type(s), class(es) and maximum number of shares subject to the Purchase Plan and the outstanding purchase rights granted under the Purchase Plan will be appropriately adjusted in the type(s) class(es), number of shares and purchase limits of such purchase rights.

Effect of Certain Corporate Transactions

In the event of (i) the sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company, (ii) the sale or other disposition of at least 90% of the outstanding securities of the Company, or (iii) certain specified types of merger, consolidation or similar transactions (collectively, “corporate transaction”), any surviving or acquiring corporation may continue or assume rights outstanding under the Purchase Plan or may substitute similar rights (including a right to acquire the same consideration paid to stockholders in the corporate transaction) for those outstanding under the Purchase Plan.  If any surviving or acquiring corporation does not continue or assume such rights or does not substitute similar rights for rights outstanding under the Purchase Plan, then, the participants’ accumulated contributions may be used to purchase shares of the Company’s common stock within ten business days prior to the corporate transaction under the ongoing offering, and the participants’ rights under the ongoing offering shall terminate immediately after such purchase.

Duration, Amendment and Termination of the Purchase Plan

The Board in its discretion may suspend or terminate the Purchase Plan at any time. Unless sooner terminated, the Purchase Plan shall terminate at the time that all of the shares of common stock reserved for issuance under the Purchase Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Purchase Plan.

Subject to the limitations, if any, of applicable law, the Board may amend the Purchase Plan at any time or from time to time.  However, no amendment will be effective unless approved by the stockholders of the Company to the extent such approval is necessary to satisfy applicable law.

Federal Income Tax Information

Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of the Company’s common stock as if such amounts were actually received.  Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period)

will be treated as ordinary income.  Any further gain or any loss will be taxed as a long-term capital gain or loss.  At present, such capital gains generally are subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition.  The balance of any gain will be treated as capital gain.  Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date.  Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan.  The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth certain information with respect to all of our equity compensation plans in effect as of December 31, 2007:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	4,346,328	(1)	$3.65	(2)	1,096,305	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	4,436,328		3.65		1,096,305

(1)          Includes performance based options granted in 2007.

(2)          Excludes performance based options granted in 2007.

(3)          Includes 81,131 shares of Favrille common stock reserved for future issuance under the Purchase Plan.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2008 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since the year 2000. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2007 and 2006, by Ernst & Young LLP, the Company’s principal accountant. All fees described below were approved by the Audit Committee.

	Fiscal Year Ended (in thousands)
	2007	2006
Audit of financial statements	$223	$108
Quarterly reviews	45	43
SEC filings, including comfort letters, consents and comment letters	87	40
Accounting consultations on matters addressed during the audit or interim reviews	—	4
Total Audit Fees	355	195
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees(1)	2	—
Total Fees	$357	$195

(1)          Includes annual subscription fee for an online technical reference tool provided by Ernst & Young LLP.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a pre-approval policy for auditor services, which allows the Chief Executive Officer and/or the Chief Financial Officer to engage the independent auditor, on a case-by-case basis, to consult with our management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the Securities and Exchange Commission, Financial Accounting Standards Board or other regulatory or standard-setting bodies. In addition, the Audit Committee periodically obtains from the independent auditor estimates of anticipated fees for services in the defined categories of audit services, audit-related services, and tax services for a specified accounting period and pre-approves services in such categories up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 4.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of January 31, 2008 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

The percentage ownership information shown in the table is based upon 41,168,432 shares of common stock outstanding as of January 31, 2008.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before March 31, 2008, which is 60 days after January 31, 2008. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

	Beneficial Ownership (1)
Beneficial Owner (2)	Number of Shares	Percent of Total
Federated Kaufmann Fund and its affiliates (3) 140 East 45th Street New York, NY 10017	7,586,768	17.8%
Sanderling Venture Partners V L.P. and its affiliates (4) 400 South El Camino Real, Suite 1200 San Mateo, CA 94402	6,370,127	15.1%
Forward Ventures IV LP and its affiliates (5) 9393 Towne Centre Drive, Suite 200 San Diego, CA 92121	5,659,175	13.5%
Alloy Corporate 2000, L.P. and its affiliates (6) 400 Hamilton Avenue, Fourth Floor Palo Alto, CA 94301	4,757,431	11.4%
William Blair Capital Partners VII QP, L.P. and its affiliates (7) 222 West Adams Street Chicago, IL 60606	3,580,286	8.6%
Ivor Royston (8)	6,223,227	14.8%
Fred Middleton (9)	3,800,744	9.1%
John P. Longenecker, Ph.D. (10)	932,182	2.2%
Antonio Grillo-Lopez, M.D. (11)	427,772	1.0%
Daniel P. Gold, Ph.D. (12)	427,545	1.0%
Tamara A. Seymour (13)	200,550	*
John Bender, Pharm.D. (14)	193,549	*
David L. Guy (15)	122,511	*
Cam L. Garner (16)	114,738	*
Wayne Roe (17)	67,612	*
Michael Eagle (18)	65,010	*
Peter Barton Hutt (19)	62,354	*
David Molowa, Ph.D. (20)	28,819	*
All executive officers and directors as a group (16 persons) (21)	13,068,527	29.5%

*              Less than one percent.

(1)                                  This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)                                  Except as otherwise noted above, the address for each person or entity listed in the table is c/o Favrille, Inc., 10445 Pacific Center Court, San Diego, California 92121.

(3)                                  Includes:

(i) 6,002,221 shares owned by Federated Kaufmann Fund, a portfolio of Federated Equity Funds;

(ii) 1,503,159 shares issuable upon exercise of warrants owned by Federated Kaufmann Fund, a portfolio of Federated Equity Funds;

(iii) 64,287 shares owned by Federated Kaufmann Fund II, a portfolio of Federated Insurance Series;

(iv)17,101 shares issuable upon exercise of warrants owned by Federated Kaufmann Fund II, a portfolio of Federated Insurance Series; and

(v) 1,000 shares owned by Federated Kaufmann Equity Growth Fund.

(4)                                  Includes:

(i) 828,474 shares owned by Sanderling Venture Partners V Co-Investment Fund L.P.;

(ii) 84,490 shares issuable upon exercise of warrants owned by Sanderling Venture Partners V Co-Investment Fund L.P.;

(iii) 1,148,737 shares owned by Sanderling Venture Partners V, L.P.;

(iv) 97,827 shares issuable upon exercise of warrants owned by Sanderling Venture Partners V, L.P.;

(v) 221,774 shares owned by Sanderling V Beteiligungs GmbH & Co. KG;

(vi) 20,880 shares issuable upon exercise of warrants owned by Sanderling V Beteiligungs GmbH & Co. KG;

(vii) 281,194 shares owned by Sanderling V Biomedical, L.P.;

(viii) 23,852shares issuable upon exercise of warrants owned by Sanderling V Biomedical, L.P.;

(ix) 249,240 shares owned by Sanderling V Limited Partnership;

(x) 23,466 shares issuable upon exercise of warrants owned by Sanderling V Limited Partnership;

(xi) 42,574 shares owned by Sanderling V Ventures Management;

(xii) 3,047 shares issuable upon exercise of warrants owned by Sanderling V Ventures Management;

(xiii) 502,275 shares owned by Sanderling V Biomedical Co-Investment Fund L.P.

(xiv) 51,223 shares issuable upon exercise of warrants owned by Sanderling V Biomedical Co-Investment Fund L.P.

(xv) 1,960,211 shares owned by Sanderling Venture Partners VI Co-Investment Fund L.P.;

(xvi) 711,692 shares issuable upon exercise of warrants owned by Sanderling Venture Partners VI Co-Investment Fund L.P.;

(xvii) 35,417 shares owned by Sanderling VI Limited Partnership;

(xviii) 16,411 shares issuable upon exercise of warrants owned by Sanderling VI Limited Partnership;

(xix) 29,856 shares owned by Sanderling VI Beteiligungs GmbH & Co., KG;

(xx) 13,819 shares issuable upon exercise of warrants owned by Sanderling VI Beteiligungs GmbH & Co., KG;

(xxi) 16,174 shares owned by Sanderling Ventures Management VI; and

(xxii) 7,494 shares issuable upon exercise of warrants owned by Sanderling Ventures Management VI.

(5)           Includes:

(i) 4,115,949 shares owned by Forward Ventures IV L.P.;

(ii) 659,662 shares issuable upon exercise of warrants owned by Forward Ventures IV L.P.;

(iii) 378,713 shares owned by Forward Ventures III Institutional Partners L.P.;

(iv) 100,001 shares owned by Forward Ventures III L.P.;

(v) 348,928 shares owned by Forward Ventures IV B L.P.; and

(vi) 55,922 shares issuable upon exercise of warrants owned by Forward Ventures IV B L.P.

(6)           Includes:

(i) 1,689,487 shares owned by Alloy Ventures 2000, LLC (“Alloy Ventures”);

(ii) 348,350 shares owned by Alloy Investors 2000, L.P. (“Alloy Investors”);

(iii) 203,047 shares owned by Alloy Corporate 2000, L.P. (“Alloy Corporate”);

(iv) 86,590 shares owned by Alloy Partners 2000, L.P. (“Alloy Partners”);

(v) 505,052 shares owned by Alloy Annex I, L.P. (“Alloy Annex”);

(vi) 1,425,856 shares owned by Alloy Ventures 2005, L.P. (“Alloy Ventures 2005”); and

(vii) 499,049 shares issuable upon exercise of warrants owned by Alloy Ventures 2005.

Alloy Ventures 2000, LLC, the general partner of Alloy Ventures, Alloy Investors, Alloy Corporate and Alloy Partners, may be deemed to have sole power to vote the shares held by such entities and Craig Taylor, Douglas E. Kelly, John F. Shoch, Tony Di Bona and J. Leighton Read, the managing members of Alloy Ventures 2000, LLC, may be deemed to have shared power to vote these shares. Alloy Annex I, LLC, the general partner of Alloy Annex may be deemed to have sole voting power to vote the shares held by Alloy Annex and Craig Taylor, Douglas E. Kelly, John F. Shoch, Tony Di Bona, Daniel I. Rubin and J. Leighton Read, the managing members of Alloy Annex I, LLC, may be deemed to have shared power to vote these shares.  Alloy Ventures 2005, LLC, the general partner of Alloy 2005 may be deemed to have sole voting power to vote the shares held by Alloy 2005 and Craig Taylor, Douglas E. Kelly, John F. Shoch, Tony Di Bona, Michael Hunkapiller, Ammar Hanafi, Daniel I. Rubin and J. Leighton Read, the managing members of Alloy Ventures 2005, LLC, may be deemed to have shared power to vote these shares.

(7)                                  Includes:

(i) 2,922,915 shares owned by William Blair Capital Partners VII QP, L.P.;

(ii) 524,509 shares issuable upon exercise of warrants owned by William Blair Capital Partners VII, QP L.P.;

(iii) 112,648 shares owned by William Blair Capital Partners VII, L.P.; and

(iv) 20,214 shares issuable upon exercise of warrants owned by William Blair Capital Partners VII, L.P.

(8)                                 Includes the shares referred to in footnote (5) above. Dr. Royston is the managing member of Forward III Associates, LLC, which is the general partner of Forward Ventures III Institutional Partners L.P. and Forward Ventures III L.P. He is also the managing member of Forward IV Associates, LLC, which is the general partner of Forward Ventures IV B L.P. and Forward Ventures IV L.P. Dr. Royston disclaims any beneficial ownership of the shares owned by these entities except to the extent of his pecuniary interest in these entities. Also includes:

(i) options to purchase 54,164 shares of common stock;

(ii) 66,597 shares issuable upon exercise of warrants held in trust;

(iii) 123,155 shares of common stock held by Dr. Royston’s spouse;

(iv) 24,416 shares issuable upon exercise of warrants held by Dr. Royston’s spouse;

(v) 127,003 shares of common stock held in trust;

(vi) 105,448 shares of common stock held by Dr. Royston’s partnership ICNA; and

(vii) 63,269 shares issuable upon exercise of warrants held by Dr. Royston’s partnership ICNA.

(9)                                 Includes 37,724 shares of common stock issuable upon exercise of warrants and options to purchase 67,289 shares of common stock.  Includes the shares of common stock and common stock issuable upon exercise of warrants held by the entities described in footnote (4) in items (i) through (xiv). These amounts do not include the shares of common stock held by the entities and individuals described in footnote (4) in items (xv) through (xxii) and the items to which they relate. Mr. Middleton is one of our directors and is a managing director of Middleton, McNeil, Mills & Associates VI, LLC, which is the general partner of Sanderling Venture Partners VI Co-Investment Fund, L.P., Sanderling VI Limited Partnership, and Sanderling VI Beteiligungs GmbH & Co., KG., and is also a general partner of each of the other identified limited partnerships as well as a beneficial owner of Sanderling V Ventures Management.  Mr. Middleton does not individually have control over the investment decisions of these funds and thus disclaims beneficial ownership of shares held by these funds, except to the extent of his pecuniary interest therein.

(10)                           Includes options to purchase 747,122 shares of common stock.  Of the number of shares specified in the table that are subject to an early exercise provision, 16,354 shares were unvested as of January 31, 2008.

(11)                           Includes:

(i) options to purchase 52,891 shares of common stock;

(ii) 105,448 shares issuable upon exercise of warrants held in trust; and

(iii) 269,433 shares of common stock held in trust.

(12)                           Includes options to purchase 134,338 shares of common stock.  Also includes 29,276 shares over which Dr. Gold and his spouse hold shared voting and investment control with respect to the Gold 2004 Children’s Trust.  Of the number of shares specified in the table that are subject to an early exercise provision, 7,705 shares were unvested as of January 31, 2008.

(13)                           Includes options to purchase 153,910 shares of common stock.  Of the number of shares specified in the table that are subject to an early exercise provision, 7,289 shares were unvested of January 31, 2008.

(14)                           Includes options to purchase 67,811 shares of common stock.  Of the number of shares specified in the table that are subject to an early exercise provision, 314 shares were unvested as of January 31, 2008.

(15)                           Includes options to purchase 122,511 shares of common stock.

(16)                           Includes options to purchase 42,375 shares of common stock.

(17)                           Includes options to purchase 55,974 shares of common stock.

(18)                           Includes options to purchase 36,906 shares of common stock.

(19)                           Includes options to purchase 62,354 shares of common stock.

(20)                           Includes options to purchase 28,819 shares of common stock.

(21)                           Includes the shares referred to in footnotes  (4)(i)-(xiv) and (5) above.  Also includes 6,086 unvested shares which are subject to a right of repurchase in our favor as of January 31, 2008; 1,787,236 shares issuable upon exercise of stock options within 60 days of January 31, 2008, 35,282 of which would be initially unvested and subject to a right of repurchase by us as of March 31, 2008; and 1,317,823 shares issuable upon exercise of warrants within 60 days of January 31, 2008.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of Section 16(a) forms reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Our executive compensation and benefit program aims to encourage our management team to continually pursue our strategic opportunities while effectively managing the risks and challenges inherent to a development stage pharmaceutical/biotechnology company. Specifically, we have created a compensation package that combines short- and long-term components, cash and equity, and fixed and contingent payments, in the proportions we believe are most appropriate to motivate and reward our senior management for achieving the following goals:

•            foster a highly creative, collegial and integrated team whose participants understand and share our business objectives and ethical and cultural values;

•            lead the Company by demonstrating forward thinking in the identification, development and commercialization of those product candidates, both internally developed and in-licensed, that fit most closely within our clinical targets;

•            control the multiple dimensions of our business, from research and development, through clinical trials, manufacturing, strategic alliances and all aspects of operations in order to maximize the value of each dollar deployed;

•            identify and satisfy our short and long-term financing requirements in a highly strategic and creative manner, and deploy available funds for maximum benefit to us and our stockholders; and

•            create a scientific and clinical organization capable of directing resources toward practical and commercially viable products, whether developed in-house or licensed from strategic partners.

Our executive compensation structure not only aims to be competitive in our industry, but also to be fair relative to compensation paid to other professionals within our organization, relative to our short and long-term performance and relative to the value we deliver to our stockholders. As we continually develop our compensation approach, we seek to implement an approach that rewards our executive officers when we achieve our goals and objectives, and generate returns consistent with other early stage pharmaceutical/biotechnology companies in our industry. At the same time, we align the compensation risks of our key managers with the downside to our stockholders if such key managers’ decisions result in poor performance and our goals and objectives are not achieved. We seek to foster a performance-oriented culture, where individual performance is aligned with organizational objectives. We evaluate and reward our executive officers based on their contribution to the achievement of short and longer term goals and objectives; their willingness to challenge and improve existing policies and structures; and their ability to take advantage of unique opportunities and overcome difficult challenges within our business.

Components of our Executive Compensation and Benefits Program

Our performance-driven compensation program consists of five components: base salary, annual cash bonuses, long-term incentives, benefits and severance/termination protection.

We utilize short term compensation, including base salary, annual adjustments to base salary and cash bonuses, to motivate and reward our key executives in accordance with our “Performance on Objectives” program. Our Compensation Committee has established this program to set and refine management objectives, and to measure performance against those objectives. We measure and provide feedback on the following categories of individual performance:

•             delivery of results against our “Performance on Objectives” program;

•             assessment of professional effectiveness, consisting of a portfolio of competencies that include leadership, commitment, creativity and team accomplishment; and

•             knowledge and skills, focusing on capabilities, capacity and willingness to learn.

We balance individual and company-wide goals and achievements. On an individual level, we set clearly defined goals for each member of our executive team, focusing on the categories mentioned above, with an emphasis on quantifiable and achievable goals. Our process is participatory, rather than dictatorial; we engage in a collaborative process with each executive to define his or her personal objectives, as well as those of the function/department for which the executive is responsible. Each executive participates in establishing the objectives of our company as a whole, and offers his or her views as to the goals of each function/department, insofar as those goals impact the individual executive’s own organization and our company overall. Corporate goals are ultimately approved by the Board. Individual goals for executive officers other than our Chief Executive Officer are ultimately approved by the Compensation Committee. Our Chief Executive Officer’s individual goals are the corporate goals.

We evaluate each executive officer annually based on the achievement of Company goals and objectives, departmental or functional area goals and individual performance objectives. At the end of each year, we review final results versus objectives and begin discussions regarding performance objectives for the next fiscal year. Incentive compensation, based on the achievement of goals and objectives, may be awarded in the form of an annual performance cash bonus and/or equity-based awards. Our annual performance cash bonuses are used to reward the achievement of annual objectives, and our equity-based awards are used to align the interests of our senior executives with those of our stockholders and to promote a longer term performance perspective and reward progress toward achieving our long-term strategy.

Our senior executives’ total compensation may vary significantly year to year based on Company, functional area and individual performance.

Short-term Compensation: Our short-term compensation program consists of base salary and cash bonuses. Base salary will typically be used to recognize the experience, skills, knowledge and responsibilities required of each executive officer, as well as competitive market conditions. In establishing the 2007 base salaries of the named executive officers, our Compensation Committee and management took into account a number of factors, including the executive’s seniority, position and functional role, level of responsibility and, to the extent such individual was employed by us for at least the prior three months, his or her accomplishments against personal and corporate objectives. For executives hired during the fourth quarter of any year, the base salary is not adjusted during the subsequent year. Base salaries for our senior executives are generally positioned between the 50th and 60th percentiles versus our peer group (see discussion under “Competitive Market Review”).

The base salary of our named executive group is reviewed on an annual basis and adjustments are made to reflect performance-based factors, as well as competitive conditions. Increases are considered within the context of our overall annual merit increase budget before more specific individual and market competitive factors are considered. We do not apply specific formulas to determine increases. Generally executive salaries are adjusted effective January 1 of each year.

During 2006, the Board approved an annual performance-based cash bonus program for our executive officers based on the achievement of corporate annual goals and objectives, departmental or functional area goals, as well as individual performance objectives. Awards under the program are based on a thorough quantitative and qualitative review of all the facts and circumstances related to corporate, department/function and individual performance when determining each individual’s annual bonus. Under the program, our Chief Executive Officer is eligible to receive a target bonus equal to 40% of his base salary based on upon achievement of corporate objectives, and each of our other executive officers is eligible to receive a target bonus equal to 30% of his or her base salary, 60% of which is derived from corporate objectives and 40% of which is derived from individual objectives. An individual may receive an award from zero to 100% of his or her target bonus based on the review of results.

Long-term Compensation: At present, our long-term compensation consists solely of stock options. Our option grants are designed to align management’s performance objectives with the interests of our stockholders. Our Compensation Committee grants options to key executives in order to enable them to participate in the long term appreciation of our stockholder value, while personally feeling the impact of any business setbacks, whether Company-specific or industry based. Additionally, stock options provide a means of ensuring the retention of key executives, inasmuch as they are in almost all cases subject to vesting over an extended period of time.

In general, stock options are granted annually in March of each year during an open trading window, and are subject to vesting based on the executive’s continued employment. Most options vest over four years with 25% vesting on the first anniversary of the grant date and then 1/48th vesting each month thereafter.

The initial option grant made to each executive upon joining the Company is primarily based on competitive conditions applicable to the executive’s specific position. In addition, the Compensation Committee considers the number of options owned by other executives in comparable positions within our Company and has established stock option targets for specified categories of executives. The Compensation Committee believes this strategy is consistent with the approach of other development stage companies in our industry and is appropriate for aligning the interests of our executives with those of our stockholders over the long term.

Generally, annual stock option grants to executives are based on achievement of corporate and individual goals and objectives. Our Chief Executive Officer is eligible to receive options up to 40% of the expected stock option grant for a newly-hired Chief Executive Officer. Each of our other executive officers is eligible to receive options up to 35% of the expected stock option grant for newly-hired personnel in a comparable position.

Ultimately, awards to senior executives are driven by their sustained performance over time, their ability to impact our results that drive stockholder value, their organization level, their potential to take on roles of increasing responsibility in our Company, and competitive equity award levels for similar positions and organization levels in our peer companies.

In March 2007, our Board granted stock options to executives based upon the recommendations of our Compensation Committee. These grants were made during our regularly scheduled Board meeting, during an open trading window. The exercise price of the options was equal to the closing trading price of our stock on the day immediately prior to the date of grant. The Compensation Committee believes this ensures that the exercise price of our options will not be influenced by non-public information. The options vest over fours years with 25% vesting on the first anniversary of the date of grant and 1/48th vesting monthly over the remaining 36 months.

In June 2007, our Board granted performance-based stock options to executives based upon the recommendations of our Compensation Committee. The exercise price of the options was equal to the closing trading price of our stock on the day immediately prior to the date of grant. The Compensation Committee believes this ensures that the exercise price of our options will not be influenced by non-public information. The options will fully vest and become exercisable only upon FDA approval to market Specifid.

In January 2008, our Board granted performance-based stock options to executives based upon the recommendations of our Compensation Committee. In lieu of granting annual stock options in 2008, the Compensation Committee used market survey data developed by our executive compensation consulting firm, Setren, Smallberg & Associates, to increase the potential ownership of executives, on a one-time adjustment basis. These options put into place market incentives that will help drive the creation of stockholder value at a unique juncture in the Company’s history, immediately prior to potential FDA approval of Specifid, the Company’s lead product candidate. The exercise price of the options was equal to the closing trading price of our stock on the day immediately prior to the date of grant. The Compensation Committee believes this ensures that the exercise price of our options will not be influenced by non-public information. Fifty percent (50%) of the shares shall vest immediately upon FDA approval of Specifid and the remaining 50% will vest monthly over the following 24 months.

Benefits: We provide the following benefits to our senior executives generally on the same basis as the benefits provided to all employees:

•             Health, dental and vision insurance;

•             Life insurance;

•             Health and dependent care flexible spending account;

•             Employee Stock Purchase Plan;

•             Short-and long-term disability; and

•             401(k) plan.

These benefits are consistent with those offered by other companies and specifically with those companies with which we compete for employees.

Severance Compensation & Termination Protection: We have entered into employment agreements with our executive officers, including our Chief Executive Officer and all other named executive officers. These agreements are described in more detail elsewhere in this Annual Report, including the section titled “Employment Agreements and Arrangements”. These agreements provide for severance compensation to be paid and stock options to be accelerated, each in specified amounts, if the executives are terminated without cause by us. “Cause” is defined in the agreements. The Compensation Committee believes that these severance compensation and stock option acceleration provisions are necessary to attract and retain qualified executives while preserving the Company’s flexibility to make changes in senior management if such changes are in the best interests of the Company and its stockholders.

Assessment of 2006 and 2007 Performance Results Versus Our Objectives

Our primary business objective is to become a leader in the development and commercialization of oncology therapeutics. We intend to build our oncology product portfolio through our internal research efforts, our use of proprietary technologies and our acquisition or in-licensing of complementary products and technologies. In order to enable these strategic initiatives to continue, we must continue to focus on effective financing strategies, which may include raising additional capital through the issuance of equity instruments. We must also focus on continually strengthening our management team, in order to provide the human resources necessary to carry out our business objectives.

Based on management’s proposal, the Board approved the following corporate objectives for 2006:

•                        Complete financings to appropriately fund the Company and manage operating expenses to budget (20%)

•                        Develop commercialization plans for our lead product, Specifid, for US and international markets (20%)

•                        Design and initiate construction of commercial-scale manufacturing facility (15%)

•                        Design systems to manage the commercial-scale manufacturing processes (25%)

•                        Manage clinical trial program and complete interim analysis of pivotal Phase 3 clinical trial (20%)

We continued to make significant progress in our product development efforts: we completed patient enrollment for our pivotal Phase 3 clinical trial of Specifid; received fast-track designation from the FDA for Specifid; announced three-year follow up data from our Phase 2 clinical trial of Specifid following Rituxan in patients with follicular B-cell NHL; and announced the results of a planned interim analysis of our pivotal Phase 3 clinical trial. We also initiated construction to expand our 20,000 square-foot pilot manufacturing facility into an 80,000 square-foot commercial scale manufacturing facility in which we plan to manufacture Specifid for commercial sale after we receive FDA approval. In March 2006, we completed a private placement of our common stock and warrants for gross proceeds of $45.4 million. In addition, in December 2006, we entered into a Committed Equity Financing Facility with Kingsbridge Capital which gives us access to up to $40 million at our discretion over the next three years. Overall, the Company accomplished 84% of its corporate objectives for 2006. These developments reflected the efforts of our management team and were taken into account by the Compensation Committee in awarding increases in base salary and performance-based cash bonuses and stock options to our named executive officers.

Based on management’s proposal, the Board approved the following corporate objectives for 2007:

•                  Execute financing strategy to support Company operations as appropriate (33%)

•                  Manage commercialization and portfolio expansion programs (33%)

•                  Complete construction of commercial-scale manufacturing facility and manage implementation of systems and manufacturing processes necessary for inclusion in Biologics License Application for Specifid (34%)

In 2007, we implemented major systems and clinical trial databases to allow for data collection and analysis of the primary endpoint in our Phase 3 clinical registration trial anticipated no later than July 2008.  We completed two registered direct offerings of common stock and warrants for aggregate gross proceeds of approximately $31 million in February and November of 2007 and sold 1.1 million shares of common stock in accordance with our CEFF for total gross proceeds of $3 million in July and September of 2007.  We completed the expansion of our commercial-scale manufacturing facility and the validation is on schedule to be completed by the time of our anticipated BLA filing for Specifid, which is expected to occur by the end of 2008. In June 2007, we expanded our product pipeline with the acquisition of a panel of optimized anti-CD20 antibodies along with corresponding patents and an exclusive, royalty-free license to selected pending patents for commercialization of the panel. Overall, the Company accomplished 59% of its corporate objectives. These developments reflected the efforts of our management team which will be taken into account by the Compensation Committee in awarding increases in base salary and performance-based cash bonuses to our named executive officers which have been made contingent upon our achieving certain milestones during 2008.

Compensation Actions for Our Chief Executive Officer and Our Other Named Executive Officers

Compensation actions during 2006 and 2007 reflect our management’s and the Compensation Committee’s assessments of performance relative to corporate goals and objectives, departmental or functional area goals and individual performance objectives and comparisons against market benchmarks described earlier in this discussion.

John P. Longenecker, Ph.D., our Chief Executive Officer, makes recommendations to our Compensation Committee as to individual compensation actions for the senior executives included within the named executive officers (other than himself). During 2006, using the same criteria outlined above, the Compensation Committee worked directly with Setren, Smallberg & Associates, its independent compensation consultant, to determine the compensation recommendations that the Compensation Committee made to our Board of Directors regarding specific compensation actions for Dr. Longenecker and our other named executive officers. During 2007, upon the recommendation of Setren, Smallberg & Associates, the Compensation Committee asked our Chief Financial Officer to “age”, or increase, the 2006 data presented by Setren, Smallberg & Associates by 4%. The Compensation Committee used the “aged” data and the performance measurements outlined above to make recommendations to our Board of Directors regarding specific compensation actions for Dr. Longenecker and to determine compensation actions for our other named executive officers.

Compensation actions taken during 2007 for our Chief Executive Officer and our other named executive officers are summarized as follows:

John P. Longenecker, Ph.D. – President, Chief Executive Officer and Director

As Chief Executive Officer, Dr. Longenecker has overall responsibility for the execution of our annual and long-term plans consistent with our strategy. Under Dr. Longenecker’s leadership, we made significant progress in 2006 and 2007 toward those goals. Specifically as noted in the corporate objectives above, Dr. Longenecker continued to focus management on continuing clinical development of Specifid while preparing for commercialization of Specifid upon FDA approval. Dr. Longenecker also led our efforts to continue to raise necessary funds for ongoing operations and oversaw negotiations with our investors relating to financing terms. Our Compensation Committee also recognized Dr. Longenecker’s significant contributions in defining and maintaining our corporate culture and collegial, inclusive team-building processes.

•             Base Salary: In March 2007, at the recommendation of the Compensation Committee, our Board of Directors set Dr. Longenecker’s 2007 base salary at $400,000, effective January 1, 2007. This base salary represents a 3.9% increase from the prior year’s salary of $385,000. This increase was awarded to recognize Dr. Longenecker’s accomplishments in 2006 and the position of his 2006 base salary versus market benchmarks.

•             Annual Merit Cash Bonus: In accordance with the Company’s annual merit cash bonus plan, Dr. Longenecker is eligible for a cash bonus of up to 40% of his base salary. In March 2007, the Board awarded Dr. Longenecker a cash bonus of $129,360 based on the achievement of 84% of 2006 corporate objectives listed above.  The cash bonus based on the achievement of 59% of the 2007 corporate objectives has not been awarded and has been made contingent upon the Company’s achieving certain milestones in 2008.

•             Annual Stock Option Grants: In March 2007, at the recommendation of the Compensation Committee, our Board of Directors granted Dr. Longenecker options to purchase 271,695 shares of our common stock at an exercise price of $2.57 per share. This represented the closing price of our common stock on the day preceding the date of grant. The options vest over fours years with 25% vesting on the first anniversary of the date of grant and 1/48th vesting monthly over the remaining 36 months.

•             Performance-based Stock Option Grants Tied to Future Milestones: In June 2007, at the recommendation of the Compensation Committee, our Board of Directors granted Dr. Longenecker options to purchase 60,000 shares of our common stock at an exercise price of $3.88 per share. This represented the closing price of our common stock on the day preceding the date of grant. The options will fully vest and become exercisable only upon FDA approval to market Specifid.

Tamara A. Seymour – Chief Financial Officer and Vice-President of Finance and Administration

•             Individual Objectives: In 2006 and 2007, Ms. Seymour’s performance was assessed on the following individual objectives:  leadership of cash flow management and cost reduction programs (15%); completion of equity financings (15%); management of corporate governance, SEC reporting and finance functions (25%); development and oversight of investor relations function (15%); management of human resource, administration and IT functions (30%).

•             Base Salary: In March 2007, at the recommendation of the Compensation Committee, our Board of Directors set Ms. Seymour’s 2007 base salary at $275,000, effective January 1, 2007. This base salary represents a 10% increase from the prior year’s salary of $250,000. This increase was awarded by our Board of Directors to recognize Ms. Seymour’s accomplishments in 2006 and the position of her 2006 base salary versus market benchmarks.

•             Annual Merit Cash Bonus: In accordance with the Company’s annual merit cash bonus plan, Ms. Seymour is eligible for a cash bonus of up to 30% of her base salary. In March 2007, the Board awarded Ms. Seymour a cash bonus of $65,700 based on the achievement of 84% of 2006 corporate objectives and 92% of her individual objectives.  The cash bonus based on the achievement of 59% of the 2007 corporate objectives and 90% of her individual objectives has not been awarded and has been made contingent upon the Company’s achieving certain milestones in 2008.

•             Annual Stock Option Grants: In March 2007, at the recommendation of the Compensation Committee, our Board of Directors granted Ms. Seymour options to purchase 61,980 shares of our common stock at an exercise price of $2.58 per share. This represented the closing price of our common stock on the day preceding the date of grant. The options vest over fours years with 25% vesting on the first anniversary of the date of grant and 1/48th vesting monthly over the remaining 36 months.

•             Performance-based Stock Option Grants Tied to Future Milestones: In June 2007, at the recommendation of the Compensation Committee, our Board of Directors granted Ms. Seymour options to purchase 40,000 shares of our common stock at an exercise price of $3.88 per share. This represented the closing price of our common stock on the day preceding the date of grant. The options will fully vest and become exercisable only upon FDA approval to market Specifid.

Daniel Gold, Ph.D. – Chief Scientific Officer and Founder

•             Individual Objectives:  In 2006 and 2007, Dr. Gold’s performance was assessed on the following individual objectives: management of the technology transfer from development to commercial manufacturing process and assist in validation in support of filing Biologic License Application for Specifid (50%); leadership of portfolio expansion plan (15%); participation in equity financing efforts (15%); management and oversight of research and development function (20%).

•             Base Salary: In March 2007, at the recommendation of the Compensation Committee, our Board of Directors set Dr. Gold’s 2007 base salary at $295,000, effective January 1, 2007. This base salary represents a 7.3% increase from the prior year’s salary of $275,000. This increase was awarded to recognize Dr. Gold’s accomplishments in 2006 and the position of his 2006 base salary versus market benchmarks.

•             Annual Merit Cash Bonus: In accordance with the Company’s annual merit cash bonus plan, Dr. Gold is eligible for a cash bonus of up to 30% of his base salary. In March 2007, the Board awarded Dr. Gold a cash bonus of $71,940 based on the achievement of 84% of 2006 corporate objectives and 92% of his individual objectives.  The cash bonus based on the achievement of 59% of the 2007 corporate objectives and 95% of his individual objectives has not been awarded and has been made contingent upon the Company’s achieving certain milestones in 2008.

•             Annual Stock Option Grants: In March 2007, at the recommendation of the Compensation Committee, our Board of Directors granted Dr. Gold options to purchase 130,697 shares of our common stock at an exercise price of $2.58 per share. This represented the closing price of our common stock on the day preceding the date of grant. The options vest over fours years with 25% vesting on the first anniversary of the date of grant and 1/48th vesting monthly over the remaining 36 months.

•             Performance-based Stock Option Grants Tied to Future Milestones: In June 2007, at the recommendation of the Compensation Committee, our Board of Directors granted Dr. Gold options to purchase 40,000 shares of our common stock at an exercise price of $3.88 per share. This represented the closing price of our common stock on the day preceding the date of grant. The options will fully vest and become exercisable only upon FDA approval to market Specifid.

David L. Guy – Chief Commercial Officer

•             Individual Objectives:  In 2006 and 2007, Mr. Guy’s performance was assessed on the following individual objectives: development and implementation of commercialization and marketing strategy and infrastructure for Specifid (45%); management of business development function (25%); development and oversight of Favrille’s communications with medical community (20%); oversight of project management function (10%).

•             Base Salary: In March 2007, at the recommendation of the Compensation Committee, our Board of Directors set Mr. Guy’s 2007 base salary at $265,000, effective January 1, 2007. This base salary represents a 6% increase from the prior year’s salary of $250,000. This increase was awarded to recognize Mr. Guy’s accomplishments in 2006 and the position of his 2006 base salary versus market benchmarks.

•             Annual Merit Cash Bonus: In accordance with the Company’s annual merit cash bonus plan, Mr. Guy is eligible for a cash bonus of up to 30% of his base salary. In March 2007, the Board awarded Mr. Guy a cash bonus of $66,300 based on the achievement of 84% of 2006 corporate objectives and 95% of his individual objectives.  The cash bonus based on the achievement of 59% of the 2007 corporate objectives and 85% of his individual objectives has not been awarded and has been made contingent upon the Company’s achieving certain milestones in 2008.

•             Annual Stock Option Grants: In March 2007, at the recommendation of the Compensation Committee, our Board of Directors granted Mr. Guy options to purchase 62,546 shares of our common stock at an exercise price of $2.58 per share. This represented the closing price of our common stock on the day preceding the date of grant. The options vest over fours years with 25% vesting on the first anniversary of the date of grant and 1/48th vesting monthly over the remaining 36 months.

•             Performance-based Stock Option Grants Tied to Future Milestones: In June 2007, at the recommendation of the Compensation Committee, our Board of Directors granted Mr. Guy options to purchase 40,000 shares of our common stock at an exercise price of $3.88 per share. This represented the closing price of our common stock on the day preceding the date of grant. The options will fully vest and become exercisable only upon FDA approval to market Specifid.

John Bender, Pharm.D. – Sr. Vice-President of Clinical Research

•             Individual Objectives: In 2006, Dr. Bender’s performance was assessed on the following objectives: management and oversight of clinical research function (45%); management and oversight of pivotal Phase 3 clinical trial for Specifid (55%). In 2007, Dr. Bender’s performance was assessed on the following objectives: management and oversight of clinical research function (20%); leadership of preparation of clinical data section of the Biologics License Application for Specifid (80%).

•             Base Salary: In March 2007, at the recommendation of the Compensation Committee, our Board of Directors set Dr. Bender’s 2007 base salary at $272,000 effective January 1, 2007. This base salary represents a 4.1% increase from the prior year’s salary of $261,250. This increase was awarded to recognize Dr. Bender’s accomplishments in 2006.

•             Annual Merit Cash Bonus: In accordance with the Company’s annual merit cash bonus plan, Dr. Bender is eligible for a cash bonus of up to 30% of his base salary. In March 2007, the Board awarded Dr. Bender a cash bonus of $69,284 based on the achievement of 84% of 2006 corporate objectives and 95% of his individual objectives.  The cash bonus based on the achievement of 59% of the 2007 corporate objectives and 95% of his individual objectives has not been awarded and has been made contingent upon the Company’s achieving certain milestones in 2008.

•             Annual Stock Option Grants: In March 2007, at the recommendation of the Compensation Committee, our Board of Directors granted Dr. Bender options to purchase 62,546 shares of our common stock at an exercise price of $2.58 per share. This represented the closing price of our common stock on the day preceding the date of grant. The options vest over fours years with 25% vesting on the first anniversary of the date of grant and 1/48th vesting monthly over the remaining 36 months.

•             Performance-based Stock Option Grants Tied to Future Milestones: In June 2007, at the recommendation of the Compensation Committee, our Board of Directors granted Dr. Bender options to purchase 40,000 shares of our common stock at exercise price of $3.88 per share. This represented the closing price of our common stock on the day preceding the date of grant. The options will fully vest and become exercisable only upon FDA approval to market Specifid.

2006 / 2007 Executive Annual Merit Cash Bonus Plan Payout to Named Executive Officers

Named Executive Officer	Year	Base Salary ($)	Target Bonus % (as a % of base salary)	Target Bonus ($)	Corporate Goal % (as a % of target bonus %)	Individual Goal % (as a % of target bonus %)	Actual Corporate Goal %	Actual Individual Goal %	Actual Bonus ($)
John P. Longenecker	2006	385,000	40%	154,000	100%	—	84%	—	129,360
	2007	400,000	40%	160,000	100%	—	59%	—		(1)
Tamara A. Seymour	2006	250,000	30%	75,000	60%	40%	84%	92%	65,700
	2007	275,000	30%	82,500	60%	40%	59%	90%		(1)
Daniel P. Gold, Ph.D.	2006	275,000	30%	82,500	60%	40%	84%	92%	71,940
	2007	295,000	30%	88,500	60%	40%	59%	95%		(1)
David L. Guy	2006	250,000	30%	75,000	60%	40%	84%	95%	66,300
	2007	265,000	30%	79,500	60%	40%	59%	85%		(1)
John Bender	2006	261,250	30%	78,375	60%	40%	84%	95%	69,284
	2007	272,000	30%	81,600	60%	40%	59%	95%		(1)

(1)         The 2008 cash bonus based on the achievement of the 2007 corporate and individual objectives has not been awarded and has been made contingent upon the Company’s achieving certain milestones in 2008.

Compensation actions taken during 2008 for our Chief Executive Officer and our other named executive officers are summarized as follows:

At the Board’s discretion, the 2008 annual base salary increases and merit cash bonuses for executives, which are based on 2007 performance and normally would have been paid in March 2008, have been made contingent upon our achieving certain milestones in 2008.

In January 2008, our Board granted performance-based stock options to executives based upon the recommendations of our Compensation Committee. In lieu of granting annual stock options in 2008, the Compensation Committee increased the potential ownership of executives, on a one-time adjustment basis. These options put into place market incentives that will help drive the creation of stockholder value at a unique juncture in the Company’s history, immediately prior to potential FDA approval of Specifid, the Company’s lead product candidate. The exercise price of the options of $1.72 per share was equal to the closing trading price of our stock on the day immediately prior to the date of grant. Fifty percent (50%) of the shares shall vest immediately upon FDA approval of Specifid and the remaining 50% will vest monthly over the following 24 months.

2008 Performance-Based Stock Options

Name and Principal Position	Number of Securities Underlying Options (#)	Grant Date	Exercise or Base Price of Option Awards ($/Sh)
John P. Longenecker, Ph.D., President and Chief Executive Officer	621,534	1/30/2008	1.72
Tamara A. Seymour, Chief Financial Officer	133,694	1/30/2008	1.72
Daniel P. Gold, Ph.D. Chief Scientific Officer	132,664	1/30/2008	1.72
David L. Guy, Chief Commercial Officer	103,872	1/30/2008	1.72
John Bender, Senior Vice President of Clinical Research	113,445	1/30/2008	1.72

Competitive Market Review

Our market for experienced management is highly competitive. We aim to attract and retain the most highly qualified executives to manage each of our business functions. In doing so, we aim to draw upon a pool of talent that is highly sought after by both large and established pharmaceutical and biotechnology companies in our geographic area and by other development stage life science companies. We draw upon a market that is national in scope: executives are recruited from the East Coast for West Coast positions and visa versa; international pharmaceutical companies seek to draw talent from growing biotech companies and we recruit from the pharmaceutical industry.

We believe we have competitive advantages in our ability to offer significant upside potential through stock options. Nonetheless, we must recognize market cash compensation levels and satisfy the day-to-day financial requirements of our candidates through competitive base salaries and cash bonuses. We also compete on the basis of our vision of future success; our culture and company values; the cohesiveness and productivity of our teams; and the excellence of our management personnel. In all of these areas, we compete with other emerging life sciences companies. In order to succeed in attracting “best of breed” executives, we continually draw upon comparative data presented by Setren, Smallberg & Associates, our compensation consultants, as well as other nationally recognized surveys, such as the Radford Biotechnology Executive Compensation Report (“Radford”). Our management and Compensation Committee review data that analyzes various cross-sections of our industry, from biotech, diagnostics, therapeutics and medical devices, as well as relevant geographical areas ranging from the San Diego biotech community to the Boston and Cambridge, Massachusetts area.

Market Benchmarks: How We Define Market and How We Use Market Compensation Data. In 2006, the Compensation Committee’s independent compensation consultant conducted an executive total compensation review that compares our Company’s executive total compensation programs and levels to those in the market. Our consultant works directly with the Compensation Committee and management to interpret results, make certain specific and general recommendations and assist in the determination of next steps. In accordance with the policy set by our Compensation Committee, in 2007 our Chief Financial Officer “aged” or increased the data by 4%.

Defining the Market. We used three market references recommended by our compensation consultants to compare our executive total compensation practices and levels to those in the market:

•             Select Publicly-held Cancer Immunotherapy Companies — Five biotechnology companies focused on cancer immunotherapies at a similar stage of development as us, with similar headcount and market capitalization: Genitope Corporation, Dendreon Corporation, Antigenics, Inc., Cell Genesys, Inc. and CancerVax Corporation (now Micromet, Inc.).

•             Select 2003-2005 IPO Class Biotechnology Companies — Five biotechnology companies which completed their IPO during the late 2003 through early 2005 window: Inhibitex, Inc., Metabasis Therapeutics, Inc., CoTherix, Inc. (now Actelion Pharmaceuticals, Ltd..), Threshold Pharmaceuticals, Inc. and Dynavax Technologies Corporation.

•             Radford Biotechnology Executive Compensation Report by Aon Consulting: A national survey of executive compensation levels and practices that covers approximately 1,300 positions in 550 organizations.

Determining Market Levels and Specific Comparisons. We compare our practices and levels by each compensation component, by total annual direct compensation (including target annual incentive opportunity) and by total direct compensation including equity compensation components. The competitive comparisons made in this process are used to determine our approximate position relative to the appropriate market benchmark by compensation component and in total.

Total Compensation

We intend to continue our strategy of compensating our named executive officers at competitive levels, with the opportunity to earn above-market pay for above-market performance, through programs that emphasize performance-based incentive compensation in the form of cash and equity. To that end, total executive compensation is structured to ensure that, due to the nature of our business, there is an equal focus on our financial performance and stockholder return. The total compensation paid to the named executive officers generally is expected to fall between the 50th and 60th percentiles of total compensation paid to executives holding equivalent positions in our peer group of companies. We believe that this position was consistent with our financial performance and the individual performance of each of our named executive officers. We also believe that the total compensation was reasonable in the aggregate. Further, in light of our compensation philosophy, we believe that the total compensation package for our executives should continue to consist of base salary, annual cash incentive awards (bonus), long-term equity-based incentive compensation, and certain other benefits.

The competitive posture of our total annual direct compensation versus the market benchmarks will vary year to year based on corporate, department/functional area and individual performance, as well as the performance of the peer group companies and their respective level of annual performance bonus awards made to their executives.

Evolution of our Compensation Strategy

Our compensation strategy is necessarily tied to our stage of development. Accordingly, the specific direction, emphasis and components of our executive compensation program continue to evolve in parallel with the evolution of our business. For example, we expect that if we obtain FDA marketing approval for and commercialize our lead product candidate and have more predictable financial resources, our executive compensation program’s emphasis on stock options may diminish somewhat in favor of long-term cash payouts. Similarly, if our lead product candidate receives FDA marketing approval and is commercialized, our goals will be modified to incorporate various achievements expected of a public company with a commercial product. Our Compensation Discussion and Analysis will, in the future, reflect any such evolutionary changes that may occur.

SUMMARY COMPENSATION TABLE

The following table provides information regarding compensation earned during the years ended December 31, 2007 and 2006 by the Company’s Chief Executive Officer, Chief Financial Officer and its three other most highly compensated executive officers, who are collectively referred to as “Named Executive Officers” elsewhere in this Proxy Statement.

Summary Compensation Table for Fiscal 2007

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(1)		Total ($)
John P. Longenecker, Ph.D., President and Chief Executive	2007	400,870		—		1,173,249	—	(6)			1,574,119
Officer	2006	385,643		100,000	(2)	1,071,070	129,360	(3)			1,686,073
Tamara A. Seymour, Chief Financial	2007	275,797		—		291,750	—	(6)			567,547
Officer	2006	250,643		40,000	(2)	250,823	65,700	(3)			607,166
Daniel P. Gold, Ph.D. Chief Scientific	2007	295,855		—		449,928	—	(6)			745,783
Officer	2006	275,643		40,000	(2)	402,007	71,940	(3)			789,590
David L. Guy, Chief	2007	265,769		—		120,171	—	(6)			385,940
Commercial Officer	2006	271,593	(4)	—		92,680	66,300	(3)	152,835	(5)	583,408
John Bender, Senior Vice President of	2007	272,789		—		248,129	—	(6)			520,918
Clinical	2006	261,893		40,000	(2)	228,500	69,284	(3)			599,677

(1)           In accordance with the rules of the SEC, the compensation described in this table does not include medical, group life insurance or other benefits which are available generally to all of our salaried employees and certain perquisites and other personal benefits received by a named executive officer which do not exceed $10,000 in the aggregate.

(2)           Amounts represent bonuses awarded in March 2006 in recognition of the Company’s achievements during the first quarter of 2006, which included completion of patient enrollment in our pivotal Phase 3 clinical trial, fast-track designation for Specifid from the FDA and the March 2006 private placement of our common stock and warrants.

(3)           Amounts represent bonuses paid in March 2007, pursuant to the merit cash bonus plan approved by our Board in March 2006.

(4)           Annual base salary was $250,000. Amount represents payments during 2006 for services rendered December 1, 2005 through December 31, 2006.

(5)           In 2006, in connection with a relocation package, we paid to David Guy, our Chief Commercial Officer, $109,895 in moving expenses and $42,940 in tax payments related to the payment of moving expenses.

(6)           At the discretion of the Board, the annual merit cash bonus based on the achievement of the 2007 corporate and individual objectives has not been awarded and has been made contingent upon the Company’s achieving certain milestones in 2008.

GRANTS OF PLAN-BASED AWARDS

The following table shows for the fiscal year ended December 31, 2007, certain information regarding grants of plan-based awards to the Named Executive Officers:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Closing Market Price on	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)	Options (#) (3)	Awards ($/Sh) (4)	Date of Grant ($)	Awards ($)
John P.			94,600	160,000
Longenecker,	3/9/2007							271,695	2.57	2.60	389,977
Ph.D.	6/20/2007					60,000			3.88	3.72	138,000
Tamara A.			60,000	82,500
Seymour	3/2/2007							61,980	2.58	2.73	89,906
	6/20/2007					40,000			3.88	3.72	92,000
Daniel P. Gold,			64,000	88,500
Ph.D.	3/2/2007							130,697	2.58	2.73	189,452
	6/20/2007					40,000			3.88	3.72	92,000
David L. Guy			58,500	79,500
	3/2/2007							62,546	2.58	2.73	90,664
	6/20/2007					40,000			3.88	3.72	92,000
John Bender			60,000	81,600
	3/2/2007							62,546	2.58	2.73	90,664
	6/20/2007					40,000			3.88	3.72	92,000

(1)         At the discretion of the Board, the annual merit cash bonuses based on the achievement of the 2007 corporate and individual objectives have not been awarded and have been made contingent upon the Company’s achieving certain milestones in 2008.

(2)         The performance-based stock options fully vest and become exercisable only upon FDA approval to market Specifid.

(3)         The option awards were granted pursuant to the terms of our Amended and Restated 2001 Equity Incentive Plan.  The options fully vest on the fourth anniversary of the vesting commencement date set forth in the option grant notice, with 25% of the shares subject to the option vesting on the first anniversary of the vesting commencement date and the remainder vesting in equal monthly installments for three years thereafter.  The options expire ten years from the date of grant.

(4)         The exercise price equals the closing price of our common stock in the Nasdaq Global Market on the trading day immediately preceding the date of grant, which is defined by our Incentive Plan to be the “fair market value” of our common stock on the date of grant.

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

Employment Agreement with Dr. Longenecker

In February 2002, we entered into an employment agreement with Dr. Longenecker, our President and Chief Executive Officer, which was subsequently amended and restated in January 2005. The employment agreement sets forth Dr. Longenecker’s initial base salary, which is subject to adjustment upon annual review. The agreement entitles Dr. Longenecker to receive medical benefits and participate in our 401(k) program, as well as any executive benefit plan adopted by us. In May 2007 the agreement was amended for the purposes of compliance with Section 409A of the Code.

Dr. Longenecker is an “at will” employee, and we can terminate his employment at any time, with or without cause. Similarly, Dr. Longenecker may terminate his employment with us at any time. Under the agreement, if we terminate his employment other than for cause, he will be entitled to 12 months salary and benefits and that portion of his stock options which would have vested if he had remained employed for an additional 12 months will immediately vest on the date of termination, provided he executes a waiver and general release in favor of us.

For purposes of Dr. Longenecker’s employment agreement, termination for “cause” generally means his termination by us as a result of his conviction of a felony or a crime involving fraud or dishonesty, his commission of an act of fraud or dishonesty upon us, conduct by him demonstrating gross unfitness to serve, his violation of any fiduciary duty or any duty of loyalty owed to us, a material breach by him of any material contract between Dr. Longenecker and us or one of our affiliates, or his violation of a material company policy.

Other Employment Agreements

We have also entered into employment agreements with Tamara A. Seymour, Alice M. Wei, Richard Murawski, John F. Bender, Pharm.D., David L. Guy, Richard G. Ghalie, M.D. and Daniel P. Gold, Ph.D.  These employment agreements set forth the executives’ initial base salaries, which are subject to adjustment upon annual review, and annual cash bonus eligibility. Pursuant to the employment agreements, the executives are entitled to receive medical benefits and participate in our 401(k) program, as well as any executive benefit plan adopted by us. In May 2007 the agreements were amended for the purposes of compliance with Section 409A of the Code.

Each of the executives is an “at will” employee, and we can terminate their employment at any time, with or without cause. Similarly, each executive may terminate his or her employment with us at any time. Under the agreements, if we terminate an executive’s employment other than for cause, he or she shall be entitled to nine months’ salary and benefits and that portion of the stock options which would have vested if he or she had remained employed for an additional nine months will immediately vest on the date of termination, provided the executive executes a waiver and general release in favor of us.

For purposes of these employment agreements, termination for “cause” generally means the executive’s termination by us as a result of the executive’s conviction of a felony or a crime involving fraud or dishonesty, the executive’s commission of an act of fraud or dishonesty upon us, conduct by the executive demonstrating gross unfitness to serve, the executive’s violation of any fiduciary duty or any duty of loyalty owed to us, a material breach by the executive of any material contract between him or her and us or one of our affiliates, or the executive’s violation of a material company policy.

In March 2006, we entered into an amendment of Alice Wei’s employment agreement under which we have agreed that she will provide services at a targeted rate of 80% effort level and her salary will be adjusted on a pro-rata basis.

Merit Cash Bonus Program

In March 2006, the Board approved a merit cash bonus program for our executive officers. The bonus program is effective January 1, 2006 and will be applied annually at the beginning of each calendar year.  Our Chief Executive Officer and other executive officers are eligible to receive cash bonuses under the bonus program.  Any such bonuses will be awarded in March of each year for the preceding year’s performance and will be allocated as follows:

(i)            The Company’s Chief Executive Officer would be eligible to receive a cash bonus in an amount of up to 40% of his base salary; and

(ii)         Each other executive officer would be eligible to receive a cash bonus in an amount of up to 30% of his or her base salary.

The amount of each such bonus awarded is based on achievement of predetermined objectives established for the preceding year, as approved by the Compensation Committee during the annual review process. Such objectives will be derived from corporate objectives and individual/departmental objectives that are approved by the Board. The Board (or Compensation Committee, as applicable) determines the amount of such bonus as follows:

(a)          The amount of the Chief Executive Officer’s bonus is based entirely on achievement of corporate objectives; and

(b)         The amount of each other executive officer’s bonus is based 60% on corporate objectives and 40% on individual/departmental objectives.

Executive officers hired by the Company prior to October 1st of the year under review are eligible for the cash bonus prorated based on the number of months employed.

The Board (or the Compensation Committee, as applicable) has the authority to determine that no bonus will be awarded to a particular executive officer or to any of the executive officers in any year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR–END

The following table shows for the fiscal year ended December 31, 2007, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers:

Outstanding Equity Awards At December 31, 2007

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Unexercised/ Unearned Options		Option Exercise Price ($)	Option Expiration Date
	0	0		60,000	(3)	3.88	6/20/2017
	0	271,695	(1)	0		2.57	3/9/2017
	128,059	139,196	(1)	0		7.40	3/23/2016
John P. Longenecker	115,806	52,639	(1)	0		5.50	3/29/2015
	6,379	0	(1)	0		0.73	12/31/2014
	357,404	0	(2)	0		0.63	3/19/2014
	11,934	0	(1)	0		0.63	11/17/2013
	32,385	0		0		0.63	7/25/2013
	0	0		40,000	(3)	3.88	6/20/2017
	0	61,980	(1)	0		2.58	3/2/2017
Tamara A. Seymour	23,965	26,050	(1)	0		7.40	3/23/2016
	21,851	9,933	(1)	0		5.50	3/29/2015
	1,458	0	(1)	0		0.73	12/31/2014
	67,507	0	(2)	0		0.63	3/19/2014
	18,522	0	(2)	0		0.63	2/3/2014
	0	0		40,000	(3)	3.88	6/20/2017
	0	130,697	(1)	0		2.58	3/2/2017
Daniel P. Gold, Ph.D.	23,757	25,823	(1)	0		7.40	3/23/2016
	20,758	9,435	(1)	0		5.50	3/29/2015
	3,797	0	(1)	0		0.73	12/31/2014
	48,366	0	(2)	0		0.63	3/19/2014
	0	0		40,000	(3)	3.88	6/20/2017
David L. Guy	0	62,546	(1)	0		2.58	3/2/2017
	95,000	95,000	(1)	0		3.50	12/1/2015
	0	0		40,000	(3)	3.88	6/20/2017
	0	62546	(1)	0		2.58	3/2/2017
John Bender	23,965	26,050	(1)	0		7.40	3/23/2016
	21,740	9,883	(1)	0		5.50	3/29/2015
	1,367	0	(1)	0		0.73	12/31/2014

(1) 25% of the shares subject to the option vest on the first anniversary of the vesting commencement date specified in the option grant notice; 1/48th of the shares subject to the option vest each month thereafter such that the stock options are fully vested on the fourth anniversary of the vesting commencement date.

(2) 1/48th of the shares subject to the option vest each month after the vesting commencement date specified in the option grant notice such that the stock options are fully vested on the fourth anniversary of the vesting commencement date.

(3) The performance-based stock options fully vest and become exercisable only upon FDA approval to market Specifid.

OPTION EXERCISES

For the fiscal year ended December 31, 2007, no options were exercised by the Named Executive Officers.

PENSION BENEFITS

We have no pension plan(s).

NONQUALIFIED DEFERRED COMPENSATION PLANS

We have no nonqualified deferred compensation plan(s).

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Employment Agreement Provisions

Our employment agreement with each of our Named Executive Officers provides for the payment of severance compensation and acceleration of option vesting in specified amounts if we terminate such Named Executive Officer without “cause,” as defined in such employment agreement.  See “Employment Agreements and Arrangements” above.

Equity Awards

Under the provisions of our Amended and Restated 2001 Equity Incentive Plan, vested options, including those held by our Named Executive Officers, generally remain exercisable for a period of three months following termination of services to Favrille (other than termination as a result of death or disability or termination for cause) if the option does not otherwise expire during that period.  If services to Favrille are terminated as a result of death, vested options granted under the plan remain exercisable for a period of 18 months following such termination if the option does not otherwise expire during the 18-month period.  If services to Favrille are terminated as a result of disability, vested options granted under the plan remain exercisable for a period of 12 months following such termination if the option does not otherwise expire during the 12-month period.  If services to Favrille are terminated for cause, all options granted to the terminated optionholder under the plan terminate upon the date of termination for cause and may not be exercised from and after the time of such termination.

The following table summarizes the value of payments our Named Executive Officers would have received had their employment relationship with us been terminated without cause on the last business day of our most recently completed fiscal year.

Name	Salary Continuation and Bonus Payment($)(1)(2)	Acceleration of Equity Awards($)(3)
John P. Longenecker, Ph.D.	404,707	22,816
Tamara A. Seymour	209,544	9,093
Daniel P. Gold, Ph.D.	231,002	10,453
David L. Guy	208,502	—
John Bender	213,752	4,208

(1)             Amounts shown in this column represent, in the case of Dr. Longenecker, 12 months of salary continuation paid out over a 12-month period following December 31, 2007, and in the case of each other Named Executive Officer, nine months of salary continuation paid out over a nine-month period following December 31, 2007.

(2)             Amounts shown in this column include the cost of medical benefits paid by Favrille over the salary continuation period (twelve months for Dr. Longenecker and nine months for all other Named Executive Officers).  The terms of the agreement, for purposes of the medical benefits, allow the Company to pay the lesser of, medical benefits during the salary continuation period or during the period from termination until the executive retains employment elsewhere by which he/she receives medical benefits.

(3)             Amounts shown in this column represent the value of in-the-money unvested options granted under the Amended and Restated 2001 Equity Incentive Plan that would have accelerated if the Named Executive Officer was terminated without cause on December 31, 2007 based on the difference between the market value of our common stock on that date and the exercise price of the respective options.

DIRECTOR COMPENSATION

The following table shows for the fiscal year ended December 31, 2007 certain information with respect to the compensation of all non-employee directors of the Company:

Director Compensation for Fiscal 2007

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($)(2)(3)		Total ($)
Michael L. Eagle	$39,500	$54,909	(4)	$94,409
Cam L. Garner	$21,500	$48,547	(5)	$70,047
Antonio J. Grillo-Lopez, M.D.	$25,500	$32,266	(6)	$57,766
Peter Barton Hutt	$31,500	$51,884	(7)	$83,384
Fred Middleton	$35,000	$62,860	(8)	$97,860
Arda Minocherhomjee, Ph.D.	$18,500	$44,822	(9)	$63,322
Wayne I. Roe	$30,000	$49,806	(10)	$79,806
Ivor Royston, M.D.	$30,000	$32,266	(11)	$62,266
David Molowa, Ph.D.	$33,000	$43,589	(12)	$76,589

(1)          Amounts include $13,000 of fees earned but deferred in accordance with the Deferred Compensation Program approved by the Board during the November 29, 2007 meeting. Such fees are payable in cash during the period from September 1, 2008 through December 31, 2008.

(2)          Amounts represent the dollar amounts recognized for financial statement reporting purposes during 2007, excluding forfeitures, under Financial Accounting Standards Board Statement of Financial Accounting Standard No. 123R, or SFAS No. 123R. Assumptions made for the purpose of computing these amounts are discussed in this Annual Report in Note 5 of the Notes to the Financial Statements.

(3)          The aggregate number of option awards during 2007 for each director:  Mr. Eagle: 21,875 shares; Mr. Garner:12,500 shares; Dr. Grillo-Lopez: 12,500 shares; Mr. Hutt: 15,000 shares; Mr. Middleton: 20,000 shares; Dr. Minocherhomjee: 12,500 shares; Mr. Roe: 12,500 shares; Dr. Royston: 12,500 shares; and Dr. Molowa: 12,500 shares.

(4)          Reflects the compensation costs recognized by Favrille in fiscal 2007 for stock option grants with the following fair values as of the grant date:  (a) $59,274 for a stock option grant to purchase 9,638 shares of common stock made on September 26, 2003 at an exercise price of $0.63 per share; (b) $36,016 for a stock option grant to purchase 12,500 shares of common stock made on June 14, 2006, at an exercise price of $4.60 per share; (c) $29,877.50 for a stock option grant to purchase 12,500 shares of common stock made on June 20, 2007, at an exercise price of $3.88 per share; (d) $17,926.50 for a stock option grant to purchase 7,500 shares of common stock made on June 20, 2007, at an exercise price of $3.88 per share; (e) $4,481.63 for a stock option grant to purchase 7,500 shares of common stock made on June 20, 2007, at an exercise price of $3.88 per share.  Mr. Eagle had options to purchase an aggregate of 42,375 shares of common stock outstanding at the end of fiscal 2007.

(5)          Reflects the compensation costs recognized by Favrille in fiscal 2007 for stock option grants with the following fair values as of the grant date:  (a) $9,005 for a stock option grant to purchase 1,542 shares of common stock made on January 24, 2003, at an exercise price of $0.63 per share; (b) $36,016 for a stock option grant to purchase 12,500 shares of common stock made on June 14, 2006, at an exercise price of $4.60 per share; (c) $28,813 for a stock option grant to purchase 10,000 shares of common stock made on June 14, 2006, at an exercise price of $4.60 per share; (d) $7,203 for a stock option grant to purchase 2,500 shares of common stock made on June 14, 2006, at an exercise price of $4.60 per share; (e) $29,877.50 for a stock option grant to purchase 12,500 shares of common stock made on June 20, 2007, at an exercise price of $3.88 per share.  Mr. Garner had options to purchase an aggregate of 45,500 shares of common stock outstanding at the end of fiscal 2007.

(6)         Reflects the compensation costs recognized by Favrille in fiscal 2007 for stock option grants with the following fair values as of the grant date:  (a) $9,005 for a stock option grant to purchase 1,542 shares of common stock made on January 24, 2003, at an exercise price of $0.63 per share; (b) $36,016 for a stock option grant to purchase 12,500 shares of common stock made on June 14, 2006, at an exercise price of $4.60 per share; (c) $29,877.50 for a stock option grant to purchase 12,500 shares of common stock made on June 20, 2007, at an exercise price of $3.88 per share.  Dr. Grillo-Lopez had options to purchase an aggregate of 56,016 shares of common stock outstanding at the end of fiscal 2007.

(7)         Reflects the compensation costs recognized by Favrille in fiscal 2007 for stock option grants with the following fair values as of the grant date:  (a) $61,298 for a stock option grant to purchase 9,638 shares of common stock made on November 14, 2003 at an exercise price of $0.63 per share; (b) $36,016 for a stock option grant to purchase 12,500 shares of common stock made on June 14, 2006, at an exercise price of $4.60 per share; (c) $7,203 for a stock option grant to purchase 2,500 shares of common stock made on June 14, 2006, at an exercise price of $4.60 per share; (d) $29,877.50 for a stock option grant to purchase 12,500 shares of common stock made on June 20, 2007, at an exercise price of $3.88 per share; (e) $5,975.50 for a stock option grant to purchase 2,500 shares of common stock made on June 20, 2007, at an exercise price of $3.88 per share.  Mr. Hutt had options to purchase an aggregate of 66,104 shares of common stock outstanding at the end of fiscal 2007.

(8)         Reflects the compensation costs recognized by Favrille in fiscal 2007 for stock option grants with the following fair values as of the grant date:  (a) $161,036 for a stock option grant to purchase 24,289 shares of common stock made on March 19, 2004 at an exercise price of $0.63 per share; (b) $36,016 for a stock option grant to purchase 12,500 shares of common stock made on June 14, 2006, at an exercise price of $4.60 per share; (c) $21,610 for a stock option grant to purchase 7,500 shares of common stock made on June 14, 2006, at an exercise price of $4.60 per share; (d) $29,877.50 for a stock option grant to purchase 12,500 shares of common stock made on June 20, 2007, at an exercise price of $3.88 per share; (e) $17,926.50 for a stock option grant to purchase 7,500 shares of common stock made on June 20, 2007, at an exercise price of $3.88 per share.  Mr. Middleton had options to purchase an aggregate of 72,289 shares of common stock outstanding at the end of fiscal 2007.

(9)         Reflects the compensation costs recognized by Favrille in fiscal 2007 for stock option grants with the following fair values as of the grant date:  (a) $162,008 for a stock option grant to purchase 24,289 shares of common stock made on April 6, 2004 at an exercise price of $0.63 per share; (b) $36,016 for a stock option grant to purchase 12,500 shares of common stock made on June 14, 2006, at an exercise price of $4.60 per share; (c) $29,877.50 for a stock option grant to purchase 12,500 shares of common stock made on June 20, 2007, at an exercise price of $3.88 per share.  Dr. Minocherhomjee’s service as a Director ended on June 21, 2006.  A stock option expense adjustment to reduce the compensation cost of $14,938.77 for the unvested portions of his stock option grants was recognized at this time.  Dr. Minocherhomjee did not have any outstanding stock options at the end of fiscal 2007.

(10)   Reflects the compensation costs recognized by Favrille in fiscal 2007 for stock option grants with the following fair values as of the grant date:  (a) $9,005 for a stock option grant to purchase 1,542 shares of common stock made on January 24, 2003, at an exercise price of $0.63 per share; (b) $36,016 for a stock option grant to purchase 12,500 shares of common stock made on June 14, 2006, at an exercise price of $4.60 per share; (c) $29,877.50 for a stock option grant to purchase 12,500 shares of common stock made on June 20, 2007, at an exercise price of $3.88 per share.  Mr. Roe had options to purchase an aggregate of 59,099 shares of common stock outstanding at the end of fiscal 2007.

(11)   Reflects the compensation costs recognized by Favrille in fiscal 2007 for stock option grants with the following fair values as of the grant date:  (a) $161,036 for a stock option grant to purchase 24,289 shares of common stock made on March 19, 2004 at an exercise price of $0.63 per share; (b) $36,016 for a stock option grant to purchase 12,500 shares of common stock made on June 14, 2006, at an exercise price of $4.60 per share; (c) $29,877.50 for a stock option grant to purchase 12,500 shares of common stock made on June 20, 2007, at an exercise price of $3.88 per share.  Dr. Royston had options to purchase an aggregate of 57,289 shares of common stock outstanding at the end of fiscal 2007.

(12)   Reflects the compensation costs recognized by Favrille in fiscal 2007 for stock option grants with the following fair values as of the grant date:  (a) $102,001 for a stock option grant to purchase 35,000 shares of common stock made on July 12, 2006, at an exercise price of $4.65 per share; (b) $29,877.50 for a stock option grant to purchase 12,500 shares of common stock made on June 20, 2007, at an exercise price of $3.88 per share.  Dr. Molowa had options to purchase an aggregate of 47,500 shares of common stock outstanding at the end of fiscal 2007.

Each of our non-employee directors receives cash compensation in the form of an annual retainer of $16,000, a fee of $2,000 for each non-telephonic meeting of the Board of Directors that he attends in person, and a fee of $1,500 for attendance at each non-telephonic meeting of the Board of Directors in which he participates telephonically and each telephonic meeting of the Board of Directors in which he participates.  In addition, the Chairman of the Board and the chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receive additional annual retainers of $5,000, $4,000, $2,500 and $2,500, respectively.  Each non-employee director serving on a committee also receives a fee of $1,000 for each committee meeting he attends in person or in which he participates telephonically.  We reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our Board of Directors and committees of the Board of Directors.

In November 2007, the Board approved a Deferred Compensation Program whereby each director has agreed to defer all retainers and Board and committee meeting fees from November 29, 2007 through August 31, 2008. The deferred retainers and fees will be paid in cash during the period beginning September 1, 2008 and ending December 31, 2008.

Each of our non-employee directors also receives stock option grants under our 2005 Non-Employee Directors’ Stock Option Plan, as amended, or the Directors’ Plan.  Only our non-employee directors or an affiliate of such directors (as defined in the Code) are eligible to receive options under the directors’ plan.  Options granted under the directors’ plan are intended by us not to qualify as incentive stock options under the Code.

The Directors’ Plan provides for the automatic grant of non-statutory options to purchase shares of common stock to non-employee directors.  An aggregate of 510,000 shares of common stock have been reserved for future issuance under the Directors’ Plan as of December 31, 2007 which includes a 90,000 share reserve increase approved by the Board in 2007.  On the first day of each fiscal year, from 2005 to 2013, the share reserve under the Directors’ Plan is automatically increased by the number of shares equal to the lesser of: i) 90,000 shares of common stock; or ii) an amount determined by the Board. Any person who for the first time becomes a non-employee director automatically receives an option to purchase 35,000 shares of our common stock upon his or her election.  In addition, any person who is a non-employee director on the date of each annual meeting of our stockholders is automatically granted, on the annual meeting date, an option to purchase 12,500 shares of common stock.  The size of an annual grant made to a non-employee director who has served for less than 12 months at the time of the annual meeting will be reduced by 25% for each full quarter prior to the date of grant during which such person did not serve as a non-employee director.

The directors’ plan also provides for the automatic annual grant of options to purchase common stock on the annual meeting date in the following amounts to directors serving in the following positions:

Chairman of the Board – 10,000 shares

Chairman of the Audit Committee – 7,500 shares

Chairman of the Compensation Committee – 2,500 shares

Chairman of the Nominating and Corporate Governance Committee – 2,500 shares.

The exercise price of stock options granted under the directors’ plan is equal to 100% of the fair market value of our common stock on the date of grant, which is deemed to be the closing trading price of our common stock on the trading day immediately preceding the date of grant.  Unless the terms of an optionholder’s stock option agreement provide for different vesting rates, initial grants under the directors’ plan vest at the rate of 1/36th each month after the date of grant, and annual grants under the directors’ plan vest at the rate of 1/12th each month after the date of grant.  In general, the term of stock options granted under the directors’ plan may not exceed ten years.

Unless the terms of an optionholder’s stock option agreement provide for earlier termination, if an optionholder’s service relationship with us, or any affiliate of ours, ceases due to disability or death, the optionholder, or his or her beneficiary, may exercise any vested options up to 12 months, or 18 months in the event of death, after the date such service relationship ends. If an optionholder’s service relationship with us, or any affiliate of ours, ceases without cause for any reason other than disability or death, the optionholder may exercise any vested options up to three months from cessation of service, unless the terms of the stock option agreement provide for earlier or later termination.

Acceptable consideration for the purchase of common stock issued under the directors’ plan may include cash or check, common stock previously owned by the optionholder, a “net exercise” of an option whereby we reduce the number of shares of our common stock issued upon the exercise of the option by the number of shares that has a fair market value that does not exceed the aggregate exercise price of the option, or a program developed under Regulation T as promulgated by the Federal Reserve Board.  Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution. An optionholder may transfer an option with our written consent provided a Form S-8 registration statement is available for the exercise of the option and the subsequent resale of the shares. However, an optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.

In the event of certain corporate transactions, any or all outstanding options under the directors’ plan may be assumed or substituted for by any surviving entity.  If the surviving entity elects not to assume or substitute for all such options, vesting of the options not assumed or substituted for and held by participants whose continuous service has not terminated will be accelerated and such options will be terminated if not exercised prior to the effective date of the corporate transaction.

In addition, all of our directors are eligible to participate in our Amended and Restated 2001 Equity Incentive Plan, and our employee directors are eligible to participate in our 2005 Employee Stock Purchase Plan.

Under the directors’ plan, during the fiscal year ended December 31, 2007, we granted options to purchase an aggregate of 131,875 shares at a weighted-average exercise price of $3.88 per share to our non-employee directors.  As of February 13, 2008, none of the stock options granted to our non-employee directors during 2007 under the directors’ plan had been exercised.

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

In 2007, the Company adopted a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $25,000. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy.  Pursuant to this policy, a related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, the Company relies on information supplied by its executive officers, directors and certain significant stockholders. In considering related-person transactions, the Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Committee look at, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in the good faith exercise of its discretion.

CERTAIN RELATED-PERSON TRANSACTIONS

In February 2007 and November 2007, we completed registered direct offerings of our common stock and, with respect to the November 2007 offering, warrants to purchase our common stock, involving investments by certain persons, or groups of affiliated persons, known by us to beneficially own more than five percent of our common stock.  We raised approximately $10 million in the February 2007 registered direct offering and approximately $21 million in the November 2007 registered direct offering. The following table provides information regarding the number of shares of common stock purchased in our February 2007 and November 2007 registered direct offerings by these persons and entities.  All of such shares were purchased on the same terms as shares sold to other purchasers in the applicable offering.

	Feb. 2007		Nov. 2007
Purchaser(1)	Common Stock	Dollar Value	Common Stock	Warrants to Purchase Common Stock	Dollar Value
Directors
Ivor Royston, M.D.			246,046	147,628	$700,000.87
Antonio Grillo-Lopez			175,747	105,448	$500,000.21
Fred Middleton			35,149	21,089	$99,998.91
5% Stockholders
Federated Kaufmann Fund and its affiliates	2,928,334	$8,785,002	1,757,469	1,054,481	$4,999,999.30
Forward Ventures IV L.P. and its affiliates			527,241	316,345	$1,500,000.60
Sanderling Venture Partners V, L.P. and its affiliates			1,230,228	738,137	$3,499,998.60
William Blair Capital Partners VII, L.P. and its affiliates			386,643	231,986	$1,099,999.30

(1)          For additional information regarding these stockholders and their equity holdings, please see “Security Ownership of Certain Beneficial Owners and Management”.

(2)          Ivor Royston, M.D. is affiliated with Forward Ventures IV L.P. and its affiliates.

(3)          Fred Middleton is affiliated with Sanderling Venture Partners V, L.P. and its affiliates.

During the year ended December 31, 2007, we granted options to purchase an aggregate of 1,424,291 shares of common stock, with exercise prices ranging from $2.57 to $3.97 per share, to our executive officers and directors.

Our bylaws provide that we will indemnify our directors and executive officers, and may indemnify other officers, employees and other agents, to the fullest extent permitted by law.  Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our amended and restated bylaws permit such indemnification.  We have obtained a policy of directors’ and officers’ liability insurance.

We have entered into indemnity agreements with certain officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as one of our directors, officers or other agents, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Favrille stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. Direct your written request to 10445 Pacific Center Court, San Diego, California 92121, Attn: Secretary, or contact

Pete De Spain at (858) 526-2426.  Stockholders who currently receive multiple copies of the Proxy Statement at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

John P. Longenecker, Ph.D.
Chief Executive Officer and President

May 16, 2008

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2007 is available without charge upon written request to: Favrille, Inc., Attn: Secretary, 10445 Pacific Center Court, San Diego, California 92121.

Appendix A

CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
FAVRILLE, INC.

Favrille, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that:

FIRST:  The name of the Corporation is Favrille, Inc.

SECOND:  The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is January 21, 2000.

THIRD:  The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Certificate of Incorporation as follows:

Section A of Article IV shall be amended and restated to read in its entirety as follows:

The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.”  the total number of shares of all classes of capital stock which the Company shall have authority to issue is 155,000,000, of which 150,000,000 shares shall be Common Stock, having a par value of $0.001 per share (the “Common Stock”), and 5,000,000 shares shall be Preferred Stock, having a par value of $0.001 (the “Preferred Stock”).

FOURTH:  Thereafter pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Favrille, Inc. has caused this Certificate of Amendment to be signed by its Chief Financial Officer this                       day of                     , 2008.

FAVRILLE, INC.

By:
Tamara Seymour, its Chief Financial Officer

A-1

Appendix B

FAVRILLE, INC.

2005 EMPLOYEE STOCK PURCHASE PLAN

ADOPTED BY THE BOARD OF DIRECTORS DECEMBER 31, 2004

APPROVED BY STOCKHOLDERS DECEMBER 31, 2004

EFFECTIVE DATE: FEBRUARY 7, 2005

AMENDED BY THE BOARD OF DIRECTORS MARCH 11, 2008

AMENDMENT APPROVED BY STOCKHOLDERS                       , 2008

1.                                      PURPOSE.

(a)                                  The purpose of the Plan is to provide a means by which Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of the Common Stock of the Company.

(b)                                  The Company, by means of the Plan, seeks to secure and retain the services of current and new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

(c)                                  The Company intends that the Purchase Rights be considered options issued under an Employee Stock Purchase Plan.

2.                                      DEFINITIONS.

As used in the Plan and any Offering, unless otherwise specified, the following terms have the meanings set forth below:

(a)                                 “Board” means the Board of Directors of the Company.

(b)                                 “Code” means the Internal Revenue Code of 1986, as amended.

(c)                                 “Committee” means a committee appointed by the Board in accordance with Section 3(c) of the Plan.

(d)                                 “Common Stock” means the common stock of the Company.

(e)                                 “Company” means Favrille, Inc., a Delaware  corporation.

(f)                                   “Contributions” means the payroll deductions and other additional payments that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make payments not through payroll deductions only if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld through payroll deductions during the Offering.

(g)                                 “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)                                    a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company;

(ii)                                a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii)                            a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)                               a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(h)                                 “Director” means a member of the Board.

(i)                                    “Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(j)                                    “Employee” means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation.  Neither service as a Director nor payment of a director’s fee shall be sufficient to make an individual an Employee of the Company or a Related Corporation.

(k)                                “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(l)                                    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)                              “Fair Market Value” means the value of a security, as determined in good faith by the Board.  If the security is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of the security, unless otherwise determined by the Board, shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the relevant security of the Company) on the Trading Day prior to the relevant determination date, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(n)                                “IPO Date” means the closing date of the initial public offering of the Common Stock.

(o)                                 “Offering” means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

(p)                                 “Offering Date” means a date selected by the Board for an Offering to commence.

(q)                                 “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(r)                                 “Participant” means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

(s)                                 “Plan” means this Favrille, Inc. 2005 Employee Stock Purchase Plan.

(t)                                   “Purchase Date” means one or more dates during an Offering established by the Board on which Purchase Rights shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(u)                                “Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date.  An Offering may consist of one or more Purchase Periods.

(v)                                  “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(w)                               “Related Corporation” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(x)                                 “Securities Act” means the Securities Act of 1933, as amended.

(y)                                 “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, whether it be an established stock exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or otherwise, is open for trading.

3.                                      ADMINISTRATION.

(a)                                 The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c).  Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b)                                  The Board (or the Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)                                   To determine when and how Purchase Rights to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

(ii)                               To designate from time to time which Related Corporations of the Company shall be eligible to participate in the Plan.

(iii)                           To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for the administration of the Plan.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv)                              To amend the Plan as provided in Section 15.

(v)                                  Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(vi)                              To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(c)                                  The Board may delegate administration of the Plan to a Committee of the Board composed of one (1) or more members of the Board.  If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  The Board may abolish the Committee at any time and revest in the Board some or all of the powers previously delegated.  If administration is delegated to a Committee, references to the Board in this Plan and in the Offering document shall thereafter be deemed to be to the Board or the Committee, as the case may be.

(d)                                  All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.                                      SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

Subject to the provisions of Section 14(a) relating to adjustments upon changes in Common Stock, the stock that may be sold pursuant to Purchase Rights granted under the Plan shall not exceed in the aggregate one million four hundred fifty thousand (1,450,000) shares of Common Stock, plus an annual increase to be added on the first day of each Company fiscal year, beginning in 2009 and ending in (and including) 2014, equal to the least of the following amounts: (i) two percent (2%) of the Company’s outstanding shares of Common Stock on the day preceding the first day of such fiscal year (rounded to the nearest whole share), (ii) fifty thousand (50,000) shares of Common Stock, or (iii) an amount determined by the Board.

5.                                      GRANT OF PURCHASE RIGHTS; OFFERING.

(a)                                  The Board may from time to time grant or provide for the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board.  Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights shall have the same rights and privileges.  The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan.  The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 6 through 9, inclusive.

(b)                                  If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder:  (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) shall be exercised.

6.                                      ELIGIBILITY.

(a)                                  Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in Section 3(b), to Employees of a Related Corporation.  Except as provided in Section 6(b), an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years.  In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related

Corporation is more than twenty (20) hours per week and/or more than five (5) months per calendar year.

(b)                                  The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering.  Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i)                                    the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii)                                the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii)                            the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

(c)                                  No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation.  For purposes of this Section 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options shall be treated as stock owned by such Employee.

(d)                                  As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e)                                  Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan.  Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

7.                                      PURCHASE RIGHTS; PURCHASE PRICE.

(a)                                  On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding fifteen percent (15%), of such Employee’s Earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.

(b)                                  The Board shall establish one (1) or more Purchase Dates during an Offering as of which Purchase Rights granted pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(c)                                  In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering.  In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering.  In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering.  If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

(d)                                  The purchase price of shares of Common Stock acquired pursuant to Purchase Rights shall be not less than the lesser of:

(i)                                    an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii)                                an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

8.                                      PARTICIPATION; WITHDRAWAL; TERMINATION.

(a)                                  A Participant may elect to authorize payroll deductions pursuant to an Offering under the Plan by completing and delivering to the Company, within the time specified in the Offering, an enrollment form (in such form as the Company may provide). Each such enrollment form shall authorize an amount of Contributions expressed as a percentage of the submitting Participant’s Earnings (as defined in each Offering) during the Offering (not to exceed the maximum percentage specified by the Board). Each Participant’s Contributions shall remain the property of the Participant at all times prior to the purchase of Common Stock, but such Contributions may be commingled with the assets of the Company and used for general corporate purposes except where applicable law requires that Contributions be deposited with an independent third party. To the extent provided in the Offering, a Participant may begin making Contributions after the beginning of the Offering.  To the extent provided in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions.  To the extent specifically provided in the Offering, in addition to making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash or check prior to each Purchase Date of the Offering.

(b)                                  During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide.  Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise in the Offering.  Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the Participant) under the Offering, and such Participant’s Purchase Right in that Offering shall thereupon terminate.  A Participant’s withdrawal from an Offering shall have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new enrollment form in order to participate in subsequent Offerings.

(c)                                  Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering.

(d)                                  Purchase Rights shall not be transferable by a Participant otherwise than by will, the laws of descent and distribution, or a beneficiary designation as provided in Section 13.  During a Participant’s lifetime, Purchase Rights shall be exercisable only by such Participant.

(e)                                  Unless otherwise specified in an Offering, the Company shall have no obligation to pay interest on Contributions.

9.                                      EXERCISE.

(a)                                  On each Purchase Date during an Offering, each Participant’s accumulated Contributions shall be applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering.  No fractional shares shall be issued upon the exercise of Purchase Rights unless specifically provided for in the Offering.

(b)                                  If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an

Offering, then such remaining amount shall be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in Section 8(b), or is not eligible to participate in such Offering, as provided in Section 6, in which case such amount shall be distributed to such Participant after the final Purchase Date, without interest.  If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of the Offering, then such remaining amount shall be distributed in full to such Participant at the end of the Offering.

(c)                                  No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all laws applicable to the Plan.  If on a Purchase Date during any Offering hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date.  If, on the Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised and all Contributions accumulated during the Offering (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock) shall be distributed to the Participants.

10.                               COVENANTS OF THE COMPANY.

The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights.  If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of shares of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell shares of Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

11.                               USE OF PROCEEDS FROM SHARES OF COMMON STOCK.

Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights shall constitute general funds of the Company.

12.                               RIGHTS AS A STOCKHOLDER.

A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the

Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

13.                               DESIGNATION OF BENEFICIARY.

(a)                                  A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash.  In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering.  Any such designation shall be on a form provided by or otherwise acceptable to the Company.

(b)                                  The Participant may change such designation of beneficiary at any time by written notice to the Company.  In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

14.                               ADJUSTMENTS UPON CHANGES IN SECURITIES; CORPORATE TRANSACTIONS.

(a)                                  If any change is made in the shares of Common Stock, subject to the Plan, or subject to any Purchase Right, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan shall be appropriately adjusted in the type(s), class(es) and maximum number of shares of Common Stock subject to the Plan pursuant to Section 4, and the outstanding Purchase Rights shall be appropriately adjusted in the type(s), class(es), number of shares and purchase limits of such outstanding Purchase Rights.  The Board shall make such adjustments, and its determination shall be final, binding and conclusive.  (Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

(b)                                  In the event of a Corporate Transaction, then: (i) any surviving or acquiring corporation may continue or assume Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation does not continue or assume such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then, the Participants’ accumulated Contributions shall be used to purchase shares of Common Stock within ten (10) business days prior to the Corporate Transaction under the ongoing Offering, and the Participants’ Purchase Rights under the ongoing Offering shall terminate immediately after such purchase.

15.                               AMENDMENT OF THE PLAN.

(a)                                  The Board at any time, and from time to time, may amend the Plan.  However, except as provided in Section 14 relating to adjustments upon changes in securities and except as to amendments solely to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Related Corporation, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code or other applicable laws or regulations.

(b)                                  It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans or to bring the Plan and/or Purchase Rights into compliance therewith.

(c)                                  The rights and obligations under any Purchase Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan except: (i) with the consent of the person to whom such Purchase Rights were granted, or (ii) as necessary to comply with any laws or governmental regulations (including, without limitation, the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans).

16.                               TERMINATION OR SUSPENSION OF THE PLAN.

(a)                                  The Board in its discretion may suspend or terminate the Plan at any time.  Unless sooner terminated, the Plan shall terminate at the time that all of the shares of Common Stock reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Plan.  No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)                                  Any benefits, privileges, entitlements and obligations under any Purchase Rights while the Plan is in effect shall not be impaired by suspension or termination of the Plan except (i) as expressly provided in the Plan or with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws,  regulations, or listing requirements, or (iii) as necessary to ensure that the Plan and/or Purchase Rights comply with the requirements of Section 423 of the Code.

17.                               EFFECTIVE DATE OF PLAN.

The Plan shall become effective on the IPO Date, but no Purchase Rights shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

18.                               MISCELLANEOUS PROVISIONS.

(a)                                  The Plan and Offering do not constitute an employment contract.  Nothing in the Plan or in the Offering shall in any way alter the at will nature of a Participant’s employment or  be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(b)                                  The provisions of the Plan shall be governed by the law of the State of California without resort to that state’s conflicts of laws rules.